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As filed with the Securities and Exchange Commission on November 4, 2008

Registration No. 333-145448

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AirShares™ EU CARBON ALLOWANCES FUND
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	61-6339929 (I.R.S. Employer Identification Number)
c/o XShares Advisors LLC
420 Lexington Ave., Suite 2550
New York, New York 10170
(212) 867-7400
(Address, including zip code, and
telephone number including area code,
of registrant's principal executive offices)	David W. Jaffin
c/o XShares Advisors LLC
420 Lexington Ave., Suite 2550
New York, New York 10170
(212) 867-7400
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

Copies to:
Yasho Lahiri
Robert W. Murray Jr.
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price†	Amount of Registration Fee††

Units of Beneficial Interest	250,000,000	$7,675

†
The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25 per Share, which is the price per Share applicable to the initial order of Baskets.

††
The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. The offer and sale of the Shares were initially registered, and the registration fee in respect thereof was paid, on August 14, 2007.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PROSPECTUS

10,000,000 Units of Beneficial Interest

AirShares (TM) EU Carbon Allowances Fund

           AirShares™ EU Carbon Allowances Fund, a Delaware statutory trust, is a commodity pool that will issue units of beneficial interest, or Shares. Each Share will represent a unit of fractional undivided beneficial interest in and ownership of AirShares™ EU Carbon Allowances Fund, which we will refer to as AirShares™ or the Fund throughout this document. The Shares, which will be continuously offered through ALPS Distributors, Inc., as distributor, may be purchased from the Fund only in one or more blocks of 100,000 Shares, with each block called a Basket. The Fund will commence trading following acceptance of a subscription for an initial order for Baskets from an authorized purchaser, or Authorized Participant, at $25.00 per Share ($2.5 million per Basket). After the initial order has been accepted and trading has commenced, the Fund will issue and redeem Shares in Baskets on a continuous basis, at a price equal to the Fund's cost of purchasing or liquidating assets underlying such Baskets, plus a pro rata amount attributable to the excess of uninvested cash and accrued but unearned interest over accrued but unpaid expenses. Only Authorized Participants may purchase or redeem Baskets. The Sponsor may terminate the offering at any time, if it deems it advisable.

           Authorized Participants may sell the Shares comprising the Baskets they purchase from the Fund to other investors. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund or the Sponsor or any of their affiliates any fee or other compensation in connection with sales of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

           The Shares are expected to trade on NYSE Arca, under the symbol "ASO."

           XShares Advisors LLC serves as the Sponsor and commodity pool operator of the Fund. XShares Advisors LLC became registered as a commodity pool operator on March 25, 2008. The Fund will trade exchange-traded futures contracts for carbon equivalent emissions allowances, or EUAs, eligible for trading under the European Union Emissions Trading Scheme, or EU ETS. The Fund will not be leveraged. AirShares™ is not an investment company registered under the Investment Company Act of 1940.

These are speculative securities and their purchase involves a high degree of risk. Before you decide whether to invest in the Fund, read this entire prospectus carefully.

           YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO "THE RISKS YOU FACE" BEGINNING ON PAGE 14 OF THIS PROSPECTUS

  •
  The Fund has no operating history.

  •
  The Sponsor has no experience managing a commodity pool.

  •
  The trading price for the Shares may differ from the NAV per Share.

  •
  Futures trading is highly volatile and even a small movement in market prices could cause large losses.

  •
  The Fund is not actively managed. The Sponsor will not attempt to avoid or limit losses resulting from a decline in the value of futures contracts on EUAs.

  •
  The Fund may be unable to achieve its investment objective.

  •
  The Fund is subject to fees and expenses that will be payable regardless of profitability.

  •
  The success of the Fund's trading program will depend in part upon the skill of the commodity trading advisor, and its trading principals.

  •
  You could lose all or substantially all of your investment.
	Minimum Number of Shares to be Sold	Price to the Public Per Share(1)	Upfront Selling Commissions(2)	Proceeds to the Fund
Initial Order:	100,000	$25.00	none	100%
Continuous Offering Period:	n/a	NAV	none	100%

(1)
The initial order for a Basket shall be at a price of $25.00 per Share. Thereafter, Shares may be purchased from the Fund by Authorized Participants in Baskets at a price equal to the Fund's cost of purchasing futures contracts for EUAs, plus an amount attributable to a pro-rata portion of the excess of the Fund's uninvested cash and accrued but unearned interest over accrued but unpaid expenses. Investors who acquire Shares from Authorized Participants may pay a price that is higher than NAV per Share.

(2)
Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares from Authorized Participants that will vary from investor to investor. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

Minimum Investment: 100,000 Shares

           These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

           AIRSHARES™ EU CARBON ALLOWANCES FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

           THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

           The Shares are neither interests in nor obligations of the Sponsor or any of its affiliates (other than the Fund). The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

November 4, 2008 (Not for use after August 4, 2009)

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL BEGINNING AT PAGE 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 9.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 14.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL WILL TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

CERTAIN NOTICES

        AS OF THE DATE OF THIS PROSPECTUS, THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

        NEITHER THE POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

        THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. THE ENTIRE REGISTRATION STATEMENT IS POSTED AT THE SEC WEBSITE AT http://www.sec.gov. THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. THE FILINGS OF THE FUND WILL BE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

REGULATORY NOTICES

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

i

        THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

        THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1625 BROADWAY, SUITE 2200, DENVER, COLORADO 80202; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY ENVIRONMENTAL CAPITAL MANAGEMENT, LLC, THE FUND'S COMMODITY TRADING ADVISOR, AT 2055 EAST WARNER RD., TEMPE, AZ 85284, TELEPHONE NUMBER (480) 413-2222. CERTAIN OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND'S COMMODITY BROKERS) ARE MAINTAINED BY THE FUND'S ADMINISTRATOR, BROWN BROTHERS HARRIMAN & CO., PURSUANT TO THE ADMINISTRATIVE AGENCY AGREEMENT AT THE MAIN OFFICE OF THE ADMINISTRATOR. THE ADMINISTRATOR WILL MAKE SUCH BOOKS AND RECORDS AVAILABLE TO SHAREHOLDERS FOR INSPECTION AND COPYING DURING NORMAL BUSINESS HOURS AT ITS MAIN OFFICE, LOCATED AT 50 MILK STREET, BOSTON, MASSACHUSETTS, 02109, TELEPHONE: (617) 742-1818.

        THE FUND MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA"). THE FUND IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED TO CARRY ON INVESTMENT BUSINESS IN THE UNITED KINGDOM (AN "AUTHORIZED PERSON") FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON IN CIRCUMSTANCES PERMITTED BY CHAPTER II OF PART XVII OF THE FSMA AND RULES MADE THEREUNDER AND THE PROVISIONS OF THE FSMA (FINANCIAL PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED), OR BY A PERSON WHO IS NOT AN AUTHORIZED PERSON, IN CIRCUMSTANCES PERMITTED BY THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED); AND (2) IN CIRCUMSTANCES WHERE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS WOULD NOT CONSTITUTE OR OTHERWISE RESULT IN AN OFFER OF TRANSFERABLE SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF PART VI OF THE FSMA. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

ii

AirShares™ EU Carbon Allowances Fund

TABLE OF CONTENTS

PART TWO STATEMENT OF ADDITIONAL INFORMATION
GENERAL INFORMATION RELATING TO XSHARES ADVISORS LLC	SAI-3
THE FUTURES AND FORWARDS MARKETS	SAI-3

iii

SUMMARY

        The following is a summary of the material information included in this prospectus and is intended for quick reference only. The remainder of this prospectus contains more detailed information which you should read in its entirety, including all exhibits to this prospectus, before deciding to make an investment in the Shares. This prospectus is intended to be used beginning November 4, 2008.

The Fund

        AirShares™ EU Carbon Allowances Fund is a commodity pool that was formed as a Delaware statutory trust on August 13, 2007. The Fund expects to commence operations upon receipt of an initial subscription for one or more Baskets. The principal offices of the Fund are located at 420 Lexington Ave., New York, New York 10170, and its telephone number is (212) 867-7400. The Fund intends to offer Shares to the public on a continuous basis.

Investment Objective

        The investment objective of the Fund is to provide investors with investment results which correspond generally, before payment of the Fund's expenses and liabilities, to the performance of a basket of several years of exchange-traded futures contracts for EUAs, each expiring in December. An EUA is an entitlement to emit one metric tonne, or ton, of carbon dioxide equivalent that is transferable under the EU ETS. The EU ETS is a "cap and trade" emissions trading program established by the European Union in furtherance of the joint commitment of its member states under the Kyoto Protocol to reduce their greenhouse gas emissions. The Kyoto Protocol, which was adopted pursuant to the United Nations Framework Convention on Climate Change, seeks to achieve the stabilization of greenhouse gas concentrations in the atmosphere at a level that would prevent adverse effects on the world's climate system resulting from human activities. The developed countries that have ratified and are parties to the Kyoto Protocol have committed to adopt national policies and measures intended to return greenhouse gases generally to their 1990 levels. Each such party must meet its commitment over the 5-year period commencing January 1, 2008 and ending December 31, 2012, which we refer to as the Kyoto first commitment period.

        The Fund's portfolio of futures contracts will initially consist of long positions in ICE Futures ECX Carbon Financial Instrument Futures Contracts, each expiring in December, which we refer to as ECX CFI Futures Contracts. ECX CFI Futures Contracts have been developed by the European Climate Exchange and are listed and admitted to trading on the London-based ICE Platform operated by ICE Futures. These contracts are standardized contractual instruments for futures on deliverable EUAs issued under the EU ETS. Each contract provides for delivery of 1,000 EUAs on a specified date at a specified price. The Fund will hold an unleveraged long position in a portfolio of ECX CFI Futures Contracts.

        The Fund will purchase futures contracts with proceeds from the creation of Baskets by applying the following allocation methodology. Futures contracts will be liquidated applying an analogous allocation methodology in connection with the redemption of Baskets. As a general matter, the Fund will purchase ECX CFI Futures Contracts of the then-current year and each of the next subsequent four consecutive years. However, if on the applicable date of determination annual contracts for each of the five applicable years are not available for trading because the EU ETS has not been extended beyond 2012 and such contracts are otherwise not listed on the ICE Platform, the allocation metholology will be applied using only the then-current year and each of the remaining years thereafter through 2012 which are available for trading.

        The allocations will be made equally amongst the five (or, if applicable, fewer) contracts for December expiration if each contract qualifies as "actively traded" using certain prescribed criteria summarized below. For this purpose, a contract is "actively traded" as of a date of determination if either (i) the 60-day weighted average daily volume of that contract is more than $100,000,000; or (ii) the amount to be allocated by the Fund to that contract would not exceed 5% of the contract's 60-day weighted average daily volume. For this purpose, the "60-day weighted average" of a contract is equal to the average, over the prior sixty days, of the number of such contracts traded, at their last closing prices, converted to U.S. dollars. If any of the five (or, if applicable, fewer) contracts is not "actively traded" as measured by the criteria described above, then the allocation shall be made amongst the five (or, if applicable, fewer) contracts pro rata in accordance with their respective "60-day weighted averages." On July 31, 2008, the ECX CFI Futures Contracts expiring in December 2008, 2009, 2011 and 2012 were "actively traded," but the ECX CFI Futures Contract expiring in December 2010 was not "actively traded." If the Fund had created one Basket on July 31, 2008, the proceeds would have been allocated amongst the ECX CFI Futures Contracts expiring in December 2008 through 2012, pro rata in accordance their respective "60-day weighted averages", which would have resulted in the following allocations:

Allocations Applicable to a Hypothetical Basket Creation on July 31, 2008

Contract Expiration Date	Allocation
December 2008	68.7%
December 2009	12.9%
December 2010	3.8%
December 2011	5.4%
December 2012	9.2%

        The Fund intends to include contracts expiring in December of years 2013 and thereafter to the extent they are listed on the ICE Platform and are actively traded according to these criteria, even if the EU ETS has not been extended beyond 2012.

        Regardless of whether the value of its portfolio is rising, falling or flat over any particular period, the Sponsor will cause the Fund's existing long positions to be closed when appropriate before expiration and reinvest the proceeds from the close into futures contracts expiring in December of the next five subsequent years, by applying the same allocation methodology described above. However, if, on the date of reinvestment of such proceeds, EUA futures contracts for December expiration in any year after 2012 are otherwise not listed for trading, the proceeds will be so allocated amongst the futures contracts expiring in December of the next following year and each of the years thereafter for which annual contracts are available for trading.

        The Fund may also invest in other EUA futures contracts, including those that trade on other exchanges, provided that the Fund's allocation to such contracts shall be consistent with the investment methodology described above. If the EU ETS is extended beyond 2012, the Sponsor will determine and publicly disclose by no later than September 30, 2012, whether it will extend the operation of the Fund beyond December 2012. If the EU ETS is not extended beyond December 2012, then the operation of the Fund will be terminated.

        The Fund will not be actively managed. It will not engage in activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of its portfolio of EUA futures contracts.

        Since futures contracts are not fully funded, only a portion of the Fund's assets will be invested to establish and maintain the Fund's futures positions. The establishment of a futures position only requires the deposit of the applicable initial margin for such futures contract. The Fund will need to deposit variation margin as the value of the underlying EUAs fluctuates over time to maintain such futures positions. Margin collateral in the form of cash and high credit quality short-term fixed income debt securities will be deposited with the Fund's commodity brokers for this purpose. The remaining exposure of the Fund to fluctuations in the value of the underlying EUAs will be collateralized by the deposit of cash and high credit quality short-term fixed income debt securities in segregated accounts to fully collateralize the Fund's long positions in futures contracts. There is not expected to be any meaningful correlation between the performance of the Fund's fixed income securities and changes in the value of its portfolio of futures contracts.

        The Fund will seek to hedge the currency risk of adverse movements of the euro/dollar exchange rate associated with its portfolio of futures contracts and fixed income securities, which will be largely denominated in euros, as the Shares are priced in dollars. While the investment objective of the Fund is to track generally the value of the underlying futures contracts, the Fund's portfolio of fixed income securities and hedging activities may cause a lack of correlation between the NAV of the Shares and the value of the Fund's portfolio of futures contracts.

        The Sponsor will have exclusive management and control of all aspects of the business of the Fund. The Sponsor may select and retain the Commodity Trading Advisor and Commodity Broker for the Fund on such terms as the Sponsor deems appropriate.

        Advantages of investing in the Shares may include:

        Ease and Flexibility of Investment.    Although there can be no assurance that an actively traded market in the Shares will develop, it is expected that the Shares will trade on NYSE Arca and investors will be able to buy and sell the Shares on NYSE Arca like other exchange-listed securities.

        Margin.    Shares will be eligible for margin accounts.

        Cost Efficient.    An investment in Shares may represent a cost-effective investment alternative for investors not otherwise in a position to invest directly in the market for EUAs or futures on EUAs.

        In addition, retail investors can gain exposure to EUAs by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to significantly higher minimum contract sizes required for directly establishing a position in the underlying EUAs or futures contracts on EUAs.

        There can be no assurance that the Fund will achieve its investment objective. As of the date of this prospectus, the Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Fund's assets.

The Kyoto Protocol and EU Emissions Trading Scheme

        The Kyoto Protocol is an international agreement made under the United Nations Framework Convention on Climate Change. Under the Kyoto Protocol, those developed countries that have ratified the Protocol have committed to reduce their emissions of carbon dioxide and five other greenhouse gases or engage in emissions trading if they maintain or increase emissions of those gases. The European Union established the European Union Emissions Trading Scheme, or EU ETS, as part of the joint commitment of the initial 15 member states to reduce their greenhouse gas emissions to 1990 levels. The EU ETS is currently the largest multi-national greenhouse gas emissions trading system in the world. Under the scheme, each member state has a national allocation policy, or NAP, which specifies caps on greenhouse gas emissions for specified greenhouse gas emitting facilities, or installations, within its borders. Each installation is allocated a designated amount of EUAs for an annual period, and must surrender allowances equivalent to its total emissions of carbon dioxide or other greenhouse gases during that period. EUAs are held in a series of electronic national registries maintained by the member states of the EU and interconnected through a central EU registry. If a facility's emissions of greenhouse gas fall below its cap, it may sell all or some of its unused allowances directly to other EU emission facilities, bank allowances for use in a future period and/or sell allowances to a person or institution holding a trading account established by a national registry. Conversely, if a facility emits a greater amount of greenhouse gas than its allowance allocation for an annual compliance period, it can purchase additional allowances for surrender at the end of that period.

        While the Kyoto Protocol contemplates ongoing emission reduction efforts after the Kyoto first commitment period, commitments under the agreement currently extend only to December 2012.

ECX CFI Futures Contracts

        The Fund's portfolio of futures contracts will consist of long positions in ECX CFI Futures Contracts. ECX CFI Futures Contracts are standardized contracts developed by the European Climate Exchange and listed and admitted to trading on the ICE Platform operated by the ICE Futures exchange. Each ECX CFI futures contract is a contract for future delivery of one thousand EUAs.

European Climate Exchange; ICE Futures; ICE Platform

        The European Climate Exchange, or ECX, manages the product development and marketing for ECX Carbon Financial Instruments futures, listed and admitted to trading on the ICE Futures electronic platform operated by ICE Futures. ICE Futures, which is a subsidiary of the Intercontinental Exchange®, is a Recognised Investment Exchange in the United Kingdom, supervised by the Financial Services Authority under the terms of the Financial Services and Markets Act 2000. Trading occurs on the ICE Platform from 7:00 a.m. to 5:00 p.m. Greenwich Mean Time (GMT). According to ECX, ICE Futures is the most liquid, pan-European platform for carbon emissions trading, attracting over 80% of the exchange-traded volume in that market.

        All trades on the ICE Platform are cleared by LCH.Clearnet Limited ("LCHC"). According to LCHC, it is the leading independent central counterparty group in Europe, serving major international exchanges and platforms, equity, exchange-traded derivatives, energy, interbank interest rate swaps markets and the majority of the euro-denominated and sterling bond and repo markets.

Shares to be Listed on NYSE Arca

        An application has been made to list the Shares of the Fund on NYSE Arca under the symbol "ASO." Secondary market purchases and sales of Shares on NYSE Arca will be subject to ordinary brokerage commissions and charges.

Purchases and Sales of Shares

        The Fund will accept an initial subscription for Baskets from an Authorized Participant at $25.00 per Share ($2.5 million per Basket). After the initial order has been accepted, Shares can be directly purchased from or redeemed by the Fund only in Baskets, which may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share is at a premium to the NAV per Share. Authorized Participants may, but will not be obligated to, sell such Shares, which will be listed on NYSE Arca, to the public at prices that are determined at their discretion and that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV per Share, and the supply of and demand for Shares at the time of sale. An Authorized Participant is under no obligation to purchase or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares from any of the Baskets it does purchase. The prices of the Shares are expected to be between the NAV per Share and the trading price of the Shares on NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day will need to effect such transactions in the secondary market, on NYSE Arca, at the market price per Share.

        Investors will be able to use the indicative intra-day NAV per Share to determine if they want to purchase or sell Shares in the secondary market.

        Purchases or sales of Shares on NYSE Arca will typically be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Available Pricing Information

        The following table lists symbols and their related meanings for pricing purposes with respect to the Shares and the Fund:

ASO	NYSE Arca trading symbol
ASO.IV	Indicative intra-day NAV per Share of the Fund
ASO.NV	End of day NAV per Share
CFI2YZ8	Current market price of December 2008 contract
CFI2YZ9	Current market price of December 2009 contract.
CFI2YZ0	Current market price of December 2010 contract.
CFI2YZ1	Current market price of December 2011 contract.
CFI2YZ2	Current market price of December 2012 contract.

        All pricing information will be quoted in U.S. dollars, other than the current trading value of the euro-denominated futures contracts, which will be quoted in euros. The pricing information will be published as follows:

          The current trading price per Share will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg.

          The intra-day indicative NAV per Share of the Fund will be published by the New York Stock Exchange once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg.

          The most recent end-of-day NAV of the Fund and NAV per Share will be published by the Sponsor as of the close of business of NYSE Arca on Reuters and/or Bloomberg and on the Fund's website at http://www.xsharesadvisors.com/airshares. The end-of-day NAV per share of the Fund will also be published the following morning on the consolidated tape.

          The most recent trading value of each vintage futures contract is published on the website of ECX at http://www.ecxeurope.com and each vintage futures contract in the Fund's portfolio will be published on the Fund's website at http://www.xsharesadvisors.com/airshares.

          Information on the Fund's website should not be deemed part of this prospectus.

CUSIP

        The CUSIP number for the Shares is 00950G 104.

Risk Factors

        An investment in Shares involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these and other material risks appears beginning on page 14.

        The Fund has no operating history. Therefore, a potential investor does not have any performance history to evaluate in deciding whether to make an investment in the Shares.

        The value of the Shares is expected to relate to the value of the futures contracts for EUAs in the Fund's portfolio, such that an investment in the Shares will be subject to all the risks of trading EUAs. Those risks are substantial, including possibly illiquid and volatile trading markets, changing supply and demand for EUAs which may be impacted by changes in economic growth, output, efficiency measures undertaken by affected industries and possible new technology for curbing carbon emissions, changes in the European Commission's regulation of carbon emissions, changes in oil and gas prices (which are alternative fuels to coal (the primary contributor of greenhouse gas) for power generation), shifting weather patterns, the continued willingness of parties to the Kyoto Protocol to continue to observe the carbon emissions limitations and other restrictions set forth in the Kyoto Protocol, and other possible actions undertaken by the global community in response to the perceived dangers of climate change caused by greenhouse gases.

        The Sponsor, which will manage the Fund, and its principals have never operated a commodity pool or engaged in trading activities involving commodities, including EUAs. The CTA, which will be responsible for trading the Fund's futures contracts, and its principals have never traded exchange-traded futures contracts for EUAs for any other person or entity. The past performances of the Sponsor and the CTA in other positions are no indication of their ability to manage and provide trading advisory services for an investment vehicle such as the Fund. If the experience of the Sponsor, the CTA and their respective principals is not adequate or suitable to manage or provide trading advisory services for an investment vehicle such as the Fund, the operations of the Fund may be adversely affected and the value of the Shares may be adversely affected.

        The trading activities of the Fund will take place initially on the ICE Futures exchange and the electronic ICE Platform, which are not subject to regulation by the Commodity Futures Trading Commission. As of the date of this prospectus, the Sponsor has not identified any exchange other than ICE Futures on which it intends to trade futures contracts on EUAs. If the Sponsor determines that a sufficiently liquid market for futures contracts on EUAs develops on one or more exchanges other than ICE Futures, then the Fund may trade such futures contracts on such other exchanges.

        There are risks that the changes in the trading price of the Shares on NYSE Arca will not closely track the changes in the price of futures contracts for EUAs. This could happen if the trading price of the Shares does not correlate closely with the NAV of the Fund or if the changes in the NAV of the Fund do not correlate closely with the price changes in the underlying futures contracts. Factors which may reduce such correlations include: (i) income taxes payable by the Fund; (ii) the Fund's asset mix will include a significant amount of short-term fixed income securities held for deposit with commodity brokers for margin and collateral purposes, which will provide rates of return that vary from changes in the price of the Fund's futures contracts; (iii) costs and expenses incurred in connection with the Fund's investment activities; (iv) the management fee paid by the Fund to the Sponsor; (v) currency risk and measures undertaken by the Fund to hedge against currency risk; and (vi) disruptions in the market for the EUAs or due to other extraordinary circumstances. If the price of the Shares does not track changes in the price of the futures contracts for EUAs, the Fund will not achieve its investment objective.

        The trading activities of the Fund will subject holders of Shares to currency risk. The price of EUAs and related futures contracts will be denominated in euros while the Shares will trade in dollars. Changes in the value of the euro relative to the U.S. dollar may alone cause the trading price of the Shares to decline. The Fund is expected to use forward currency contracts or options to hedge against this risk but there can be no assurance that such hedging transactions will be available or, even if undertaken, effective. While hedging may provide protection against an adverse movement in currency exchange rates, it can also preclude the Fund from benefiting from a favorable movement in such exchange rates. In addition, prospective investors whose assets and liabilities are predominately in other currencies should take into account the potential risk of loss arising from fluctuations in value between the U.S. dollar and such other currencies.

        There can be no assurance that the Fund will not incur losses, significant or otherwise. The Fund is subject to the fees and expense described herein.

        Unlike mutual funds or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund will not actively manage its investments and is not expected to distribute cash to Shareholders other than in connection with redemptions.

        Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

        Certain potential conflicts of interest exist between the Sponsor and its affiliates and investors in the Fund. The Sponsor has a conflict of interest in allocating its own limited resources among different clients and other business ventures, to each of which it may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and their respective clients. See "Conflicts of Interest" for a more complete disclosure of various conflicts. Although the Sponsor has established procedures designed to resolve certain of these conflicts equitably, the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor will attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that no conflict will, in fact, result in adverse consequences to the Fund.

The Sponsor

        XShares Advisors LLC, a Delaware limited liability company, will serve as Sponsor of the Fund. The Sponsor was formed on March 15, 2006. The Sponsor will serve as the commodity pool operator of the Fund. Neither the Sponsor nor any of its principals has ever before operated a commodity pool or managed a commodity trading account. The Sponsor is registered as a commodity pool operator with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or NFA. As a registered commodity pool operator with respect to the Fund, the Sponsor must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor will also be subject to periodic inspections and audits by the CFTC and NFA.

        The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, the Sponsor or any of its affiliates. An investment in the Shares is speculative and involves a high degree of risk.

        The principal office of the Sponsor is located at 420 Lexington Ave., Suite 2550, New York, New York 10170. The telephone number of the Sponsor is (212) 867-7400.

The Commodity Trading Advisor

        Environmental Capital Management, LLC will serve as the Fund's commodity trading advisor, or CTA, with primary responsibility for trading the Fund's futures contracts and overseeing its foreign currency hedging activities. Environmental Capital Management, LLC registered with the CFTC as a commodity trading advisor, and became a member of the NFA in such capacity on May 23, 2008. See "Description of the Shares; Certain Material Terms of the Amended and Restated Trust Declaration—The Commodity Trading Advisor" for more details.

The Commodity Broker

        Newedge USA, LLC serves as the Fund's clearing broker, or Commodity Broker, to execute and clear the Fund's futures transactions and provide other brokerage-related services. Newedge USA will oversee the Fund's foreign currency hedging activities with respect to amounts deposited by the Fund as margin for the Fund's futures positions. Newedge Alternative Strategies, Inc. (NAST) may execute foreign exchange or other over the counter transactions with the Fund, as principal.

        A variety of executing brokers selected by the Sponsor may execute futures transactions on behalf of the Fund. The executing brokers will give up all such transactions to Newedge USA, which will serve as the Fund's clearing broker. See "The Commodity Broker" for more details.

The Administrator

        The Sponsor, on behalf of the Fund, has appointed Brown Brothers Harriman & Co. as the administrator of the Fund and has entered into an Administration Agreement in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor, Brown Brothers Harriman will prepare and file certain regulatory filings on behalf of the Fund. Brown Brothers Harriman may also perform other services for the Fund pursuant to the Administration Agreement as mutually agreed from time to time. Brown Brothers Harriman will also serve as the transfer agent of the Fund pursuant to the Administration Agreement. See "The Administrator".

The Custodian

        Brown Brothers Harriman will serve as custodian of the Fund and has entered into a Global Custody Agreement in connection therewith. Pursuant to the terms of the Global Custody Agreement, Brown Brothers Harriman will be responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to Brown Brothers Harriman by the Fund. Brown Brothers Harriman will oversee the Fund's foreign currency hedging activities with respect to amounts held by it pursuant to the Global Custody Agreement.

The Distributor

        The Sponsor, on behalf of the Fund, has appointed ALPS Distributors, Inc., which we refer to as the Distributor, to assist the Sponsor and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. See "The Distributor" for more details.

Creation and Redemption of Shares

        The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 100,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a non-refundable $1,000 per Basket transaction fee, which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which each purchase or redemption order is accepted. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

        See "Creation and Redemption of Shares" for more details.

Initial Order

        The Fund will commence operations upon its acceptance of a subscription for an initial order for Baskets from an Authorized Participant at $25.00 per Share ($2.5 million per Basket). The Sponsor may terminate the offering any time it deems appropriate.

Continuous Offering Period

        After the initial order has been accepted, trading will commence and the Fund will thereafter issue Shares in Baskets to Authorized Participants continuously as of the third business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the Fund's cost of establishing futures positions underlying a Basket (excluding futures commissions costs), plus a pro rata amount attributable to the excess of uninvested cash and accrued but unearned interest over accrued but unpaid expenses. The Sponsor may terminate the continuous offering at any time it deems appropriate.

Authorized Participants

        Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be either (1) a registered broker-dealer or other participant in the clearing process through the Continuous Net Settlement System of the National Securities Clearing Corporation, a clearing agency that is registered with the SEC, or (2) a participant in Depository Trust Corporation, or DTC, and in each case must have entered into an Authorized Participant Agreement with the Fund, the Sponsor and the Distributor. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants will be maintained by the Administrator. See "Creation and Redemption of Shares" for more details.

Net Asset Value

        Net asset value, or NAV, of the Fund means the total assets of the Fund including, but not limited to, all cash and cash equivalents (which will consist of high credit quality fixed income securities) less total expenses and liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

        NAV per Share is the NAV of the Fund divided by the number of outstanding Shares. The NAV of the Fund will be calculated using the closing prices of the futures contracts in the Fund's portfolio on the relevant exchange (initially ICE Futures), and will reflect the prevailing euro to U.S. dollar spot conversion rate at that time to convert such prices to US dollars. The NAV of the Fund and the NAV per share will be available to shareholders through third party data services such as Bloomberg. Information concerning the prior day's NAV of the Fund and the prior day's NAV per Share will also be available on the Fund's website (www.xsharesadvisors.com/airshares), calculated as of the closing of the principal exchange on which the Fund's futures contracts are traded (initially ICE Futures) each day that such exchange is open for trading.

        See "Description of the Shares; Certain Material Terms of the Amended and Restated Trust Declaration—Net Asset Value" for more details.

Clearance and Settlement

        The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Break-Even Amounts

        The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve months of investment is 1.204 per annum of the NAV, plus the amount, if any, of commissions charged by the investor's broker. Interest income is expected to be approximately 1.40% per annum, based upon the interest rate on three-month Treasury Bills as of July 17, 2008. Consequently, the Fund is expected to break-even in twelve months provided that it does not lose more than 0.196% per annum, plus the amount of any commissions charged by the investor's broker. The brokerage commission rates an investor may pay to the investor's broker in connection with a purchase of Shares during the continuous offering period will vary from investor to investor.

Fees and Expenses

Management Fee	The Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the NAV of the Fund as of the last business day of such month. The Management Fee will be paid in consideration of the Sponsor's acting as commodity pool operator and for its management of the business and affairs of the Fund. From the Management Fee, the Sponsor will pay the fees and expenses of the Trustee, the Administrator, the Distributor and the Commodity Trading Advisor, and certain ordinary expenses of the Fund, including computer services, legal and accounting fees and expenses, and printing, mailing and duplication costs.
Organization and Offering Expenses
Expenses incurred in connection with organizing the Fund and the initial offering of the Shares will be paid by the Sponsor. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund's trading operations will be paid by the Fund.
Brokerage Commissions and Fees
The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $17.50 per round-turn trade, although the Commodity Broker's brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Sponsor does not expect brokerage commissions and fees to exceed 0.009% of the NAV of the Fund annually although the actual amount of brokerage commissions and fees in any given year may be greater.
Taxes	The Fund will pay all of its own taxes.
Extraordinary Fees and Expenses	The Fund will pay all the extraordinary fees and expenses, if any, of the Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Distributions

        The Fund does not presently intend to make regular cash distributions.

Fiscal Year

        The Fund's fiscal year ends on July 31 of each year.

Financial Information

        The Fund has only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

        The Fund will be taxed as a corporation. Please refer to the "U.S. Federal Income Tax Consequences" section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

"Breakeven Table"

        The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $2,500,000 initial investment in a single Basket to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the creation and redemption of Baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

"Breakeven Table"

	Shares of the Fund(1)		Basket(2)
Expense
	$	%	$	%
Management Fee(3)	0.2125	0.85	21,250	0.85
Transaction Fees for Creation and Redemption of Baskets(4)	0.02	0.08	2,000	0.08
Brokerage Fee(5)	0.013125	0.0525	1,312.50	0.0525
Interest Income(6)	(0.35)	(1.40)	(35,000)	(1.40)
Legal, Printing and Accounting Expenses(7)	0.00	0.00	0.00	0.00
Taxes(8)	0.05538	0.2215	5,538	0.2215

12-Month Break Even(9)	(0.048995)	0.00	(4,899.50)	0.00

1.
The breakeven analysis set forth in this column assumes that the Shares have a constant month-end NAV, and is based on $25.00 as the NAV per Share. See "Charges and Expenses" beginning on page 36 for an explanation of the expenses included in the "Breakeven Table."

2.
The breakeven analysis set forth in this column assumes that Baskets have a constant month-end NAV and is based on $2,500,000 as the NAV per Basket. See "Charges and Expenses" beginning on page 36 for an explanation of the expenses included in the "Breakeven Table."

3.
AirShares is contractually obligated to pay the Sponsor a management fee based on daily net assets of 0.85% per annum paid monthly in arrears. From the Management Fee, the Sponsor will be responsible for paying organizational and initial offering expenses and the fees and expenses of the Trustee, the Administrator, the Distributor and the Commodity Trading Advisor.

4.
Authorized Participants are required to pay a transaction fee of $1,000 per Basket for each order they place to create or redeem one or more Baskets. An order must be for at least one Basket, which is 100,000 Shares. This breakeven analysis assumes a hypothetical creation and redemption of a single Basket, so the transaction fee is $0.01 per Share (($1,000 * 2)/100,000), or $2,000 per Basket.

5.
AirShares determined this estimate as follows. AirShares would be required to purchase and sell (in order to close out) 75 carbon futures contracts at a blended average of $33,333 per contract (1 ton per contract). As AirShares' cost per round turn is $17.50, the total annual commission charge would be $1,312.50 (75 contracts per year × $17.50 per buy and sell per contract). For a hypothetical purchase of one Basket and sale thereof twelve months later, the Fund's commission expense would be $1,312.50, or 0.0525% ($1312.50 ÷ $2,500,000).

6.
AirShares earns interest on funds it deposits with the commodities futures merchant and the Custodian and it estimates that the interest rate will be 1.40% based on the interest rate on three-month Treasury Bills as of July 17, 2008. The actual rate may vary. At a rate of 1.40%, the interest income for one year would be $0.35 per Share.

7.
Legal, printing, and accounting costs will be paid by the Sponsor out of the Management Fee.

8.
AirShares determined this estimate as follows. As a corporate taxpayer, AirShares pays tax on its net income. The Fund's net income (i.e., the amount by which interest income exceeds the Management Fee and brokerage fee expenses) would be $12,437.50 per Basket. AirShares assumes a combined federal, state and New York City income tax rate of 44.527%. By applying this rate to the net income per Basket, the Fund's income tax liability would be approximately $5,538 per Basket, or 0.2215%.

9.
It is expected that interest income will exceed the cost of fees and expenses incurred by the Fund and not borne by the Sponsor at the end of the first twelve months after the investment. Therefore, the percentage of profit required for the Fund to break even at the end of the first twelve months of an investment, by definition, is expected to be 0.00%.

Reports to Shareholders

        The Sponsor will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by a governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Fund's website at www.xsharesadvisors.com/airshares. Additional reports may be posted on the Fund's website in the discretion of the Sponsor or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

        This prospectus includes forward-looking statements that reflect the Sponsor's current expectations about the future results, performance, prospects and opportunities of the Fund. The Sponsor has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

        You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Sponsor undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

Patent Application Pending

        A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK

THE RISKS YOU FACE

        The Shares are a speculative investment and involve a high degree of risk. You should consider carefully the risks described below, as well as the other information included in this prospectus, before making an investment decision.

Fluctuations in the prices of the futures contracts in the Fund's portfolio could materially adversely affect the value of an investment in Shares.

        Because the Shares are designed to correspond generally to the prices of the futures contracts for EUAs held in the Fund's portfolio, the value of the Shares will fluctuate based on the changes, positive or negative, in the value of those futures contracts. Hence, investors will be exposed to the various substantial risks associated with trading in EUAs, including those material risks described below.

If the member states of the European Union fail to adhere to their obligations under the Kyoto Protocol or the EU ETS, the value of the Shares may be adversely affected.

        The Fund will hold long position in futures contracts on EUAs issued under the EU ETS. The EU ETS was implemented by the EU as part of a joint commitment by its member states to reduce their emissions of greenhouse gases in compliance with the Kyoto Protocol, to which they are signatories. The first commitment period under the Kyoto Protocol, which coincides with the second phase of the EU ETS, runs from 2008 to 2012. The value of the EUAs will depend, in part, on the continued willingness of each of the member states and other signatory countries to adhere to their commitments under the Kyoto Protocol. While there are mechanisms for enforcing compliance with the Protocol, these mechanisms are untested. Also, the Kyoto Protocol includes provisions for withdrawal by signatory countries after a notice period. The value of the EUAs may be materially adversely affected by the withdrawal of countries from the Kyoto Protocol. While the European Commission recently proposed to add a 2013 through 2020 trading period to the EU ETS, if the signatory countries do not agree to additional commitment periods beyond the first commitment period which ends in 2012, the continued viability of the Kyoto Protocol can be expected to be called into question. Increased uncertainty regarding the willingness of signatory countries to extend the Kyoto Protocol past 2012 could adversely affect the liquidity, volatility and value of EUAs.

        The effective operation of the EU ETS is dependent on the cooperation of the member states of the EU, and will be affected by a number of issues, including those relating to the national allocation policies adopted by member states, the operation of national registries, and the monitoring, reporting and verification of greenhouse gas emissions for cap and trade purposes. To be successful, the member states must also enforce compliance by their emitting installations with the requirements of the EU ETS, including the surrender of EUAs equal to their covered emissions. While there are mechanisms for enforcing compliance with the EU ETS, these mechanisms are to be implemented at the member state level and are therefore subject to possible political influence. Moreover, the member states have not yet agreed to extend the EU ETS past 2012. Continuing uncertainty in this regard could adversely affect the liquidity, volatility and value of EUAs.

In making an investment decision regarding the Shares, you cannot forecast the investment performance of EUAs during the second phase (2008-2012) based on the investment performance of EUAs during the first phase (2005-2007).

        The Fund will hold long positions in future contracts on EUAs created as part of the EU ETS. The EU ETS's first phase of operations commenced in January 2005 and ran through December 2007. Subsequent phases are expected to run in successive 5-year periods that coincide with successive five year commitment periods under the Kyoto Protocol. Only the first commitment period (2008-2012) has been approved under the Kyoto Protocol. The first phase of trading under the EU ETS was essentially a "warm up" for educational purposes leading up to the second phase. The second phase coincides with the initial 5-year commitment period, or the first commitment period, under the Kyoto Protocol (2008-2012). EUAs traded during the first phase covered only CO2 (the principal greenhouse gas). The first phase included approximately 12,000 emission facilities drawn from the energy, pulp and paper, minerals, and metal sectors. The second phase could include other greenhouse gases or facilities if member states choose to opt-in additional gases or activities, or if the EU ETS Directive (Directive 2003/87/EC) were to be amended. The emissions caps in Phase II are also tighter than the emissions caps in Phase I. Hence, investment performance of EUAs during the first phase of the EU ETS may not be indicative of investment performance during the second phase.

The market for EUAs may be volatile and illiquid, which may adversely affect the value of the Shares.

        The demand for EUAs under the EU ETS may vary as a result of numerous factors, with the result that the prices for EUAs may fluctuate widely and the market for EUAs may at times be illiquid. In addition to the factors disclosed above, factors which may affect the price and liquidity of EUAs include the following:

  •
  the rate at which greenhouse gas emissions grow in the European Union;

  •
  changes or proposed changes in the regulation of greenhouse gases by the European Union or member states;

  •
  the attractiveness to EU installations of alternative means to obtaining allowance credits, such as credits from developing countries through the Kyoto Protocol's clean development mechanism, or CDM, or from other signatories to the Kyoto Protocol via the Kyoto Protocol's joint implementation mechanism, or JI;

  •
  the growth of greenhouse gas emissions in sectors not included in the EU ETS (such as transportation), as governments seek to meet their Kyoto targets by obtaining CDM or JL credits to cover growth in such sectors;

  •
  the ultimate availability of CDM and JL credits during the second phase of the EU ETS;

  •
  the hedging and trading strategies of emission facilities;

  •
  speculative trading in EUAs by commodity pools and other market participants;

  •
  political and global events and global macroeconomic factors;

  •
  specific economic factors that affect owners of facilities that emit greenhouse gases;

  •
  shifting weather patterns, which may increase or decrease the output of greenhouse gases by emission facilities;

  •
  changes in oil and natural gas prices, which are an alternative fuel to coal for power generation (a major source of CO2); and

  •
  greenhouse gas reduction efforts by industry or new technology for reducing or sequestering greenhouse gas emissions.

        The value of EUAs may also be impacted by future linkages, which will be by bilateral agreement, between the EU ETS and other emissions trading schemes and to the project mechanisms of the Kyoto Protocol.

        There can be no assurance as to the size or the liquidity of the market that may develop for EUAs or EUA futures contracts, including ECX CFI Futures Contracts, particularly during the second and any later phases of the EU ETS. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Illiquidity of the market for EUAs may therefore adversely affect the value of the Fund's futures contracts and the Fund's ability to issue or redeem Shares. To the extent the Fund increases in asset size and opens larger trading positions, its illiquidity risk will increase by both making its positions more difficult to liquidate and increasing the losses that may be incurred while trying to do so.

        There can be no guarantee that the value of EUAs will increase over time. You may lose some or all of your investment in the Shares.

The value of the Shares could be adversely affected if the Fund includes in its portfolio EUA futures contracts expiring in December of any year after 2012.

        Trading of EUA futures contracts for delivery in December in years 2013 or any year thereafter may be more volatile and illiquid than trading of EUA futures contracts for delivery in December of 2008 through 2012 because there can be no assurance that there will be any demand whatsoever for EUAs in years 2013 and thereafter unless and until Phase III of EU ETS is approved by the European Union. Futhermore, the European Union has indicated that if it approves Phase III, the aggregate number of allowances will be smaller than in Phase II, and there will be an increased reliance upon an auction rather than an allocation of those allowances, which could increase the volatility of the price of EUAs in the years 2013 and thereafter. As a result of such potential increased volatility, the value of the Shares could be adversely affected by the Fund's implementation of its investment methodology to the extent such methodology would result in an allocation of a portion of the Fund's assets to EUA futures contracts expiring in December of any year after 2012.

The value of the Fund's positions in EUA futures contracts expiring in December may diverge from the value of all EUA futures contracts expiring in any calendar year.

        The Fund will hold only EUA futures contracts expiring in December. The value of the Fund's portfolio of EUA futures contracts will not track the overall performance of EUA futures contracts, which includes EUA futures contracts expiring in months other than December. To the extent the value of the Fund's portfolio of EUA futures contracts expiring in December does not correlate with the value of the overall market for EUA futures contracts, the utility of using Shares as a hedge against losses in the EUAs cash market or to invest directly in EUAs will be diminished.

The failure of the national registries of European Union countries to become and to remain linked with the International Transaction Log could adversely affect the liquidity of EUAs, which could in turn adversely affect the value of the Shares.

        Each Annex I Party is given an initial "assigned amount" of greenhouse gas emissions to which it is to reduce its emissions level in the Kyoto first commitment period. The assigned amounts are denominated in assigned amount units, or AAUs, with each AAU effectively giving the holder the right to emit one ton of carbon dioxide equivalent. The AAUs are tracked in electronic databases by national registries established by each Annex I Party which, in turn, are to be interconnected through an "international transaction log", or ITL, that tracks and verifies transactions between countries and is administered by the UNFCCC secretariat. The ITL launched in November 2007. However, the national registries of the European Union countries have not been interconnected with the ITL and are not expected to become interconnected with the ITL until April 2009. The failure of the national registries of the European Union countries to become and to remain interconnected with the ITL could result in fragmentation of the market for EUAs, which could reduce the liquidity and increase the volatility of EUAs.

The futures contracts to be owned by the Fund have no intrinsic value.

        Because the contracts underlying the Fund's trading activities are futures contracts, every gain is offset by an equal loss to the counterparty. Futures trading is a risk transfer economic activity and does not provide a vehicle to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of the Fund does not involve acquiring any asset with intrinsic value. The Shares may trade unprofitably at a time that overall stock and bond prices are rising significantly and the economy as a whole is prospering.

The Fund's NAV may not always correspond to the market price of the Shares, with the result that Baskets may be created or redeemed at a value that differs from the market price of the Shares.

        The NAV per share of the Shares will correspond to fluctuations in the market value of the portfolio of the Fund. However, investors should be aware that the public trading price of the Shares may be different from the NAV of the Shares at any given time. Shares may trade at a premium over, or a discount to, their NAV. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share of the Fund. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

        Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV of the Shares closely over time.

        The value of a Share may be influenced by the non-concurrent trading hours between NYSE Arca and the exchanges on which the Fund's futures contracts are traded. While the Shares will trade from 9:30 a.m. to 4:00 p.m. local time in New York, NY, the ECX CFI Futures Contracts, for example, are traded on the London-based ICE Platform from 7:00 a.m. to 5:00 p.m. local time in London, England, which corresponds to 2:00 a.m. to noon local time in New York during normal standard time. During periods in which NYSE Arca is open and the ICE Platform is closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the public trading price of the Shares and the NAV of the Shares.

Although the Shares are intended to provide investment results that relate directly to the value of its long positions in EUA futures contracts expiring in December, the value of the Shares may diverge from the value of such long positions for various reasons.

        It is possible that the Fund's performance may not correlate with changes in the price of the futures contracts held in the Fund's portfolio. Factors which may reduce such correlation include (i) income taxes payable by the Fund; (ii) the Fund's asset mix will include a significant amount of short-term fixed income securities held for deposit with commodity brokers for margin and collateral purposes, which will provide rates of return that vary from changes in the price of the Fund's futures contracts; (iii) costs and expenses incurred in connection with the Fund's investment activities; (iv) the management fee paid by the Fund to the Sponsor; (v) currency risk and measures undertaken by the Fund to hedge against currency risk; and (vi) disruptions in the market for the EUAs or due to other extraordinary circumstances. To the extent the Fund's performance does not correlate with changes in the price of the underlying futures contracts in the Fund's Portfolio, the utility of using Shares as a hedge against losses in the EUAs cash market or to invest indirectly in EUAs will be diminished.

The NAV calculation of the Fund may be overstated or understated if a settlement price is not available.

        Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open commodity future contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open commodity futures contracts on such calculation date. However, if a contract can not be liquidated on a given day, the NAV will be determined based on the settlement price of open contracts on the most recent day on which the position could have been liquidated. In such a situation, there is a risk that the calculation of the NAV of the Fund will not accurately reflect the realizable market value of such futures contract.

The Fund is not actively managed and will not seek to obtain a profit or ameliorate losses caused by changes in the price of the portfolio contracts.

        The Fund is not actively managed by traditional methods. It will not engage in activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of its portfolio of futures contracts. Therefore, if the Fund's long positions in contracts are declining, the value of the Shares likely will be adversely affected. The Fund does not expect to close out its long positions in futures contracts other than in connection with the expiration of such contracts. The Fund will not make use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from declining prices for its contracts.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

        Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares on NYSE Arca will continue to be met or will remain unchanged.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

        Although we expect that the Shares will be listed on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them at all, likely will be lower than that you would receive if an active market did exist.

The Fund may commence operations with capital of $2.5 million, and there is unlikely to be an active trading market for the Shares until it has more capital.

        The existence of an active market for Shares is likely to depend in part on the capitalization of the Fund. The Fund may commence operations with as little as $2.5 million in capital. So long as the Fund has relatively little capital, it is unlikely that an active trading market for the Shares will exist.

The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

        If unanticipated difficulties arise in the process of creating and redeeming Baskets, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from the discrepancies between the trading price of the Shares and the NAV of the Shares may choose not to do so. There could also be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems or issues arise, the Sponsor's past experience and qualifications may not be suitable for solving these problems or issues.

The Sponsor and its management has never operated a commodity pool and the Commodity Trading Advisor has never engaged in trading activities involving EUAs.

        The past performances of the Sponsor, the CTA and their respective management in other positions is no indication of their ability to manage an investment vehicle such as the Fund. If the experience of the Sponsor, the CTA and their respective management is not adequate or suitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected.

The Fund has no operating or trading history on which to evaluate an investment in the Shares.

        The Fund has no operating history or trading performance history on which to evaluate a potential investment in the Shares. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, it might provide you with more information on which to evaluate an investment in the Shares. The historical trading performance of ECX CFI Futures Contracts also is not necessarily indicative of the future performance of the Fund.

The Fund will invest in a single commodity and so may be subject to greater volatility than a more diversified commodity pool.

        The Fund will invest in exchange-traded futures contracts on a single commodity, EUAs. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial price movements. Excessive speculation in futures can cause unreasonable or unwarranted price fluctuations. The limitation to futures contracts on a single commodity can be expected to result in a greater degree of volatility in the NAV of the Fund. Consequently, you could lose all or substantially all of your investment in Shares.

The trading activities of the Fund will subject holders of Shares to currency risk.

        ECX CFI Futures Contracts and most of the assets of the Fund will be denominated in euros while the Shares will trade in U.S. dollars. Changes in the value of the euro relative to the U.S. dollar alone may cause the trading price of the Shares to decline. The Fund is expected to use forward currency contracts or options to hedge against this risk but there can be no assurance that such hedging transactions will be available or, even if undertaken, effective. While hedging may provide protection against an adverse movement in currency exchange rates, it can also preclude the Fund from benefiting from a favorable movement in such exchange rates. In addition, changes in the value of the Fund's euro-dominated investments after a currency hedging transaction is effected will not be hedged. Thus, the Fund will continue to be subject to foreign exchange risk on such changes in value.

Fees and commissions will be charged regardless of the profitability of the Fund and may result in depletion of assets.

        The Fund is subject to the fees and expenses described herein which are payable irrespective of profitability. See "Breakeven Table" on page 12. Consequently, depending upon the performance of the Fund, including the interest rate environment and the amount of interest the Fund earns on its fixed income securities, the expenses of the Fund alone could, over time, result in losses to your investment in the Fund. You may never achieve profits, significant or otherwise, by investing in the Fund.

You cannot be assured of the Sponsor's or CTA's continued services, which discontinuance may be detrimental to the Fund.

        You cannot be assured that either the Sponsor or the Fund's commodity trading advisor will be willing or able to continue to service the Fund for any length of time. If either the Sponsor or the CTA discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

The Fund does not expect to make cash distributions.

        The Sponsor intends to re-invest any income and realized gains in additional assets for the Fund rather than distribute cash in the form of cash distributions to Shareholders. Unlike mutual funds or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally is not expected, and has no obligation, to make periodic cash distributions to Shareholders.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

        The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which a redemption distribution is not reasonably practicable, or (2) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant or the market for the Shares. For example, the resulting delay may adversely affect the value of the Authorized Participant's redemption proceeds if the NAV of the Fund declines during the period of delay or may discourage other investors from buying Shares. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

Large redemption requests during a short period of time could have an adverse effect on the Fund's performance.

        If a substantial number of requests for redemption of Baskets are received by the Fund over a short period of time, the Fund may be required to rapidly close a large number of open positions in its futures contracts. If the Fund is required to close a large number of open positions in a short period of time, the Fund's trading activity could cause the market value of futures contracts on EUAs, and by extension the NAV of the Fund, to decline in value. The risk that large redemption requests could adversely affect the performance of the Fund will be dependent in part on the liquidity in the market for EUA futures contracts. A lack of liquidity in the market for futures contracts can be expected to exacerbate the risk that large redemption requests could adversely affect the performance of the Fund.

Trades on foreign markets will not be subject to regulation by the CFTC, and as a result may not receive the same regulatory and legal protections afforded to participants in markets regulated by the CFTC.

        Initially, all of the Funds futures trading activities will take place on the ICE Platform, a London-based trading platform operated by ICE Futures. The ICE Platform is a foreign market that is regulated by the U.K. Financial Services Authority. It is not subject to regulation by the CFTC, NFA or any domestic exchange. The Fund may also trade on other foreign exchanges if the Sponsor determines that a sufficiently liquid market for futures contracts on EUAs develops on one or more exchanges other than ICE Futures. The rights of market participants such as the Fund in the event of the insolvency or bankruptcy of a non-US market or broker are likely to be more limited than in the case of U.S. markets or brokers. Trades in ECX CFI Futures Contracts on the ICE Platform are not subject to the speculative position limits imposed by the Commodity Exchange Act to prevent speculators from taking excessive positions that can result in unreasonable or unwarranted price fluctuations. As a result, price movements in ECX CFI Futures Contracts may experience greater volatility on the ICE Platform than would be the case for similar contracts on a U.S. commodity exchange. Investors could incur substantial losses from the Fund's trading on foreign commodity exchanges which would not otherwise have been incurred had the Fund's trading been limited to regulated U.S. commodities exchanges.

Shareholders will not have the rights enjoyed by investors in certain other investment vehicles.

        As interests in a Delaware statutory trust, the Shares have none of the statutory rights associated with the ownership of shares of a corporation (including, for example, the right to bring "oppression" or "derivative" actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Sponsor. The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

        The Fund is not registered as an investment company under the Investment Company Act of 1940, and is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads will not apply to the Fund.

Various actual and potential conflicts of interest may be detrimental to shareholders.

        The Sponsor and its management, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which presents the potential for numerous conflicts of interest with the Fund. Parties involved with the Fund may have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. For example, because the management fee paid to the Sponsor is calculated as a fixed percentage of the NAV of the Fund, it will be in the Sponsor's interest, though not necessarily in the best interest of investors, for the Sponsor to increase the amount under management by causing the Fund to continuously offer Shares to new investors. For examples of other conflicts of interest, see "Conflicts of Interest" beginning at page 41. The Sponsor has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor will attempt to monitor these conflicts, it will be extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

        The Fund may be subject to certain conflicts with respect to the Commodity Trading Advisor including, but not limited to the fact that the Commodity Trading Advisor and its management are not required to devote substantially all of their time to trading on behalf of the Fund.

        The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

        Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

        PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF THE FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Failure of the Commodity Broker to segregate assets may increase losses in the event of its bankruptcy; despite segregation of assets, the Fund remains at risk of significant losses because the Fund may only receive a pro-rata share of the assets.

        The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Fund's commodity broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker's bankruptcy. Furthermore, in the event of the Commodity Broker's bankruptcy, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the commodity broker's combined customer accounts, even though certain property specifically traceable to the Fund was held by the Commodity Broker. The Fund could experience a total loss of funds in the event of the Commodity Broker's bankruptcy.

        In the event of a bankruptcy or insolvency of ICE Futures or LCHC, the Fund could experience a loss of the funds deposited through its commodity broker as margin with the exchange or clearing house, and will experience the loss of any profits on its open positions on the exchange, as well as the loss of unrealized profits on its closed positions on the exchange.

Regulatory changes or actions may alter the nature of an investment in the Fund.

        Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the operations of the Fund and the nature of an investment in the Shares. The timing, effect and magnitude of any such future regulatory change is impossible to predict but could be material and adverse.

Lack of independent advisers representing investors may adversely affect your interests.

        The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. The Fund may use the same counsel, accountants and other advisers used by the Sponsor. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor.

        Under the Amended and Restated Declaration of Trust and Trust Agreement, the Sponsor has the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Fund and the value of the Shares.

Bankruptcy of the Fund or Shareholder indemnification obligations may increase a Shareholder's liability.

        The Shares of the Fund are limited liability investments; investors will not lose more than the amount that they invest plus any unrealized profits on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distributions they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Sponsor is not aware of this provision ever having been invoked in the case of any public commodity pool, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered as a result of Shareholders' obligations or liabilities unrelated to the business of the Fund.

Competing claims over ownership of intellectual property rights could adversely affect the Fund and an investment in the Shares.

        The Sponsor is not aware of any third party intellectual property rights that may be infringed by the operation of the Fund in the manner described in this prospectus. However, financial institutions have been applying for an increasing number of finance and business method patents on a variety of investment vehicles, and third parties may allege or assert ownership of intellectual property rights that may relate to the design, structure and operation of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law may adversely affect the Fund and the value of the Shares by, for example, resulting in expenses or damages payable from the Fund's assets or resulting in a termination of the Fund.

FORWARD-LOOKING STATEMENTS

        This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as "may", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market prices and the Fund's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under "Risk Factors," general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Trustee or the Sponsor undertakes or is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

DESCRIPTION OF THE KYOTO PROTOCOL
AND THE EUROPEAN UNION'S EMISSIONS TRADING SCHEME

Background

        The Kyoto Protocol has its origins in, and is an amendment to, the United Nations Framework Convention on Climate Change, or UNFCCC, which entered into force on March 21, 1994 following ratification by 191 nations, including the United States. The UNFCCC is an international environmental treaty with the ultimate objective of stabilizing emissions of greenhouse gases (defined as those gaseous constituents of the atmosphere which absorb and re-emit infrared radiation) at a level low enough to prevent dangerous interference with the Earth's climate system. Signatories to the UNFCCC are broken into two main groups: Annex I countries, which are primarily industrialized nations, and non-Annex I countries, which comprise primarily developing countries.

        A guiding principle of the UNFCCC is that the Annex I countries should take the lead in combating climate change. Historically, these countries have been the greatest emitters of greenhouse gasses and, further, there is concern that placing emissions restrictions on developing countries will retard their social and economic development. To that end, the UNFCCC outlines certain nonbinding commitments relevant only to Annex I countries. Among other things, Annex I countries have agreed to adopt national policies to mitigate climate change and to report on the progress of their policies "with the aim" of reducing greenhouse gas emissions (particularly carbon dioxide) to their 1990 levels.

        The UNFCCC sets no mandatory limits on greenhouse gas emissions by individual nations and therefore contains no enforcement mechanisms. Rather, it includes provisions for updates, or protocols, that are to set mandatory emission limits for Annex I countries. The principal update is the Kyoto Protocol, which is an amendment to the UNFCCC. Only parties to the UNFCCC can sign or ratify the Kyoto Protocol.

The Kyoto Protocol

        The Kyoto Protocol was adopted in December 1997, and came into force on February 16, 2005, following ratification by Russia on November 18, 2004. As of the date of this prospectus, a total of 175 countries and other governmental entities, including the European Union (at the time it had 15 member states), have signed and ratified the treaty. The United States has not signed or ratified the Kyoto Protocol.

        The central element of the Kyoto Protocol is its binding quantified emission limitation and reduction commitments for parties that are Annex I countries, which we refer to as an Annex I Party or Party. Each Annex I Party is obligated to meet its commitment over the 5-year period commencing January 1, 2008 and ending December 31, 2012, which is referred to as the Kyoto first commitment period. While the Kyoto Protocol calls for Parties to have made demonstrable progress in achieving their commitments by 2005, they have generally not done so.

        Collectively, the assigned emissions limits for Annex I Parties for the Kyoto first commitment period correspond to an average of a 5.2 percent reduction in greenhouse gas emissions, from a base year (generally 1990) level of emissions by those countries. The greenhouse gases covered by the Kyoto Protocol are carbon dioxide, methane, nitrous oxide, sulfur hexafluoride, hydrofluorocarbons and perfluorocarbons emitted by the energy, industrial processes, solvent and other product use, agriculture and waste sectors. Under this system, each Party is given an initial "assigned amount" of greenhouse gas emissions to which it is to reduce its emissions level in the Kyoto first commitment period. The assigned amounts are denominated in assigned amount units, or AAUs, with each AAU essentially giving the holder the right to emit one ton of carbon dioxide equivalent. The AAUs are tracked by electronic databases called "national registries" established by each Annex I Party which, in turn, are interconnected through an "international transaction log," or ITL, that tracks and verifies transactions between countries and is administered by the UNFCCC secretariat. The ITL launched in November 2007.

        The Kyoto Protocol allows Parties to change their assigned amounts, and thus the level of their allowed emissions over the commitment period, through land use, land-use change and forestry (LULUCF) activities and through participation in the Kyoto Protocol's "flexible mechanisms" described below. Through these activities, Parties may generate, cancel, acquire or transfer emissions allowances. These emission allowances are subject to explicit rules, depending on the underlying unit type. Use of these mechanisms is to be supplemental to each Party's domestic action on greenhouse gases.

        The "flexible mechanisms" created under the Kyoto Protocol are market-based approaches for achieving emissions reductions across borders. These mechanisms consist of emissions trading, the Clean Development Mechanism, or CDM, and the Joint Implementation mechanism, or JI. The flexible mechanisms were created in recognition that the cost of limiting emissions will vary considerably from region to region, while the effect on the atmosphere of reducing emissions is the same regardless of the region where the reduction occurs. The objective of the flexible mechanisms is to promote emission-reducing measures where their costs are lowest.

        Under emissions trading, Parties that have AAUs to spare (units allocated to them but not needed) may sell their excess capacity to countries unable to achieve their emission limits. Although a Party may acquire an unlimited number of AAUs under emissions trading, the number of units a country may transfer is limited by that party's commitment period reserve, or CPR, which is the minimum level of units that a Party must hold in its national registry at all times. The level of a country's CPR during a commitment period will equal the lower of 90% of its initial AAUs or 100% of its most recently reported (and verified) annual emissions during that commitment period. Although the Kyoto Protocol does not address domestic or regional systems for entity-level emissions trading, Kyoto emissions trading forms an umbrella under which national and regional trading systems operate, in that the entity-level trading uses Kyoto Protocol units and must be reflected in the Kyoto Protocol accounting. Thus, trading is reflected in national registries and, to the extent AAUs (or other Kyoto Protocol units) are traded across borders, the trading is to be tracked and verified by the ITL. The EU ETS is an example of a regional emissions trading system.

        Under the Clean Development Mechanism, or CDM, Annex I Parties (and companies or other persons authorized by them) can earn certified emission reductions, or CERs, by investment in emission reduction projects in developing (non-Annex I) countries. CDM projects must meet numerous requirements and follow detailed procedures laid out by an executive board charged with supervision of CDM and accreditation of projects. CERs are to be registered in the ITL and, once the ITL is operational, may be transferred through emissions trading. The operation of the Joint Implementation, or JI, mechanism is similar to that of CDM, except that an Annex I Party invests in a project that reduces or removes emissions in another Annex I Party, and receives credits in the form of Emission Reduction Units, or ERUs, which may be registered in the ITL. The Kyoto Protocol contemplates successive five-year commitment periods, although the baselines, commitments and procedures for implementation have only been approved for the first commitment period. The determination of compliance by each Annex I Party will be made at the end of each five-year commitment period, by comparing the Party's total emissions during that period with its available assigned amount. Each Annex I Party's available assigned amount is equal to its initial assigned amount, plus any additional Kyoto Protocol units (AAUs, CERs and ERUs) that the Party has acquired under the flexible mechanisms or issued for net removals from a LULUCF activity, minus any units the party has transferred or cancelled for net emissions from a LULUCF activity. Excess AAUs may be "banked" for use in the next 5-year commitment period or sold through emissions trading. CERs and ERUs from emission reduction projects may each be carried over up to a quantity equal to 2.5 percent of the Party's initial assigned amount. If an Annex I Party has insufficient units to cover its emissions, then that country's initial assigned amount for the subsequent commitment period will be reduced by a number sufficient to restore it to compliance plus a penalty equal to 30% of the shortfall, and that country will not be permitted to participate in the Kyoto flexible mechanisms.

        The parties of the UNFCCC met in Bali in December 2007 to discuss emissions limits to be implemented following Kyoto's first commitment period. The conference resulted in a Bali "road map" which established a 2009 deadline for drafting a new climate change strategy. While the road map did not set specific emissions reduction targets, it recognized that deep cuts in emissions will be required and referred to the emissions target of 25 to 40 percent below 1990 levels by 2020 set forth in the Intergovernmental Panel on Climate Change's Fourth Assessment Report.

        In July 2008, the Group of 8—the United States, Japan, Germany, Britain, France, Italy, Canada and Russia—issued a declaration pledging to "move toward a low-carbon society" by cutting greenhouse gas emissions in half by 2050. However, the statement left unclear whether the cuts to be made by 2050 would be determined using current emission levels or 1990 emission levels as a baseline. The latter is generally the case under the Kyoto Protocol. The declaration also includes a statement that developing nations, which have not agreed to accept mandatory caps on carbon emissions, must be included in any climate change treaty. In response to the declaration by the Group of 8, a group of developing countries—China, India, Brazil, South Africa and Mexico—issued a general declaration pledging to work towards reducing their own greenhouse gas emissions in exchange for financial assistance from developed countries.

The European Union Emissions Trading Scheme

        Although the emission caps are national-level commitments, the Kyoto Protocol provides that two or more Annex I Parties may agree to fulfill their commitments jointly through a burden sharing agreement. At the end of the commitment period, the parties to a burden-sharing agreement will be considered to be in compliance if their total combined emissions are less than or equal to their total combined assigned amounts. The European Union has opted to take advantage of this provision. The 15 Parties that were members of the EU when the Kyoto Protocol was adopted have entered into a legally binding burden sharing agreement to reduce their collective greenhouse gas emissions during the first commitment period by 8% below 1990 levels. The remaining EU member states, other than Cyprus and Malta, have individual targets under the Kyoto Protocol.

        Phase I of the European Union Emissions Trading Scheme began on January 1, 2005 and ended December 31, 2007. Phase II began January 1, 2008 and will end on December 31, 2012. Phase II coincides with the Kyoto first commitment period. The three-year Phase I trading period was essentially a "warm up" for educational purposes leading up to Phase II and the Kyoto first commitment period.

The following graphs detail the price and volume data for EUA futures contracts during each of the three years comprising Phase I of the EU ETS:

        The following graphs detail the price and volume data for EUA futures contracts during 2005, 2006, and 2007, Phase I of the EU ETS:

Source: European Climate Exchange, Historical data—ECX EUA Futures Contract, http://europeanclimateexchange.com/default_flash.asp.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Source: European Climate Exchange, Historical data—ECX EUA Futures Contract, http://europeanclimateexchange.com/default_flash.asp.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Source: European Climate Exchange, Historical data—ECX EUA Futures Contract, http://europeanclimateexchange.com/default_flash.asp.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The market for EUAs during Phase II will be different than the market for EUAs during Phase I in certain respects. As a result of these differences, the price and volume data for EUA futures contracts during Phase I may not be, and indeed the Sponsor believes they are unlikely to be, indicative of results during Phase II. Following is a list of some of the differences between the market for EUAs during Phase I and Phase II that may cause trading results during Phase II to differ materially from trading results during Phase I:

  •
  During Phase II, emissions caps are approximately ten percent lower than the emissions caps applicable in Phase I. As a result, allowable emissions during Phase II will be approximately 1 gigaton of carbon dioxide lower than during Phase I.

  •
  According to the European Union, there was an overallocation of allowances during Phase I, which was primarily due to a reliance on emission projections made before verified emissions data became available under the EU ETS. Allocations made during Phase II will be based on verified emissions data.

  •
  EUAs traded during the Phase covered only CO2 (the principal greenhouse gas). Phase I included approximately 12,000 emission facilities drawn from the energy, pulp and paper, minerals, and metal sectors. Phase II could include other greenhouse gases or facilities if member states choose to opt-in additional gases or activities, or if the EU ETS Directive (Directive 2003/87/EC) were to be amended.

  •
  Phase I EUAs could not be used towards compliance beyond 2007. Phase II EUAs may be used during any compliance year during Phase II and any subsequent phase of the EU ETS.

  •
  Each Annex I Party is given an initial "assigned amount" of greenhouse gas emissions to which it is to reduce its emissions level in the Kyoto first commitment period. The assigned amounts are denominated in assigned amount units, or AAUs, with each AAU effectively giving the holder the right to emit one ton of carbon dioxide equivalent. The AAUs are tracked in electronic databases by national registries established by each Annex I Party which, in turn, are to be interconnected through an "international transaction log", or ITL, that tracks and verifies transactions between countries and is administered by the UNFCCC secretariat. The ITL launched in November 2007, the month preceding the last month in Phase I. The EU's Community Independent Transaction Log, or CITL, tracks and verifies transfers and surrenders of EUAs that take place on the national registries of the EU member states. The CITL is not currently linked to the ITL, and is expected to be linked to the ITL in April 2009.

        The EU ETS, in which all 27 member states of the EU participate, was established by the EU to assist EU member states in complying with their Kyoto Protocol commitments. The European Commission has responsibility for the strategic development of the scheme, including approving national allocation plans, or NAPs, developed by each EU member state. The NAP sets forth the total quantity of emissions allowances to be allocated by a member state, and how the member state proposes to allocate them among covered installations within its borders. Like AAUs, each EUA entitles the holder to emit one tonne of carbon dioxide equivalent; however, EUAs are valid only for purposes of meeting EU compliance requirements, and are transferable only in accordance with EU directives. At the end of each annual compliance period, covered installations are required to have sufficient EUAs to cover their installation's actual emissions during that period. Emissions data for each annual compliance period must be verified and the requisite number of allowances surrendered by no later than April 30 of the following year. If an operator does not hold sufficient allowances to cover its total emissions at the compliance date, a penalty (rising from €40 in Phase I to €100 in Phase II) per excess ton will apply. The shortfall is also required to be made up in the subsequent annual compliance period.

        The EU ETS uses a market-based mechanism to encourage the reduction of greenhouse gas emissions through the allocation and trade (cap and trade) of EUAs among the scheme's trading partners to help meet their joint Kyoto commitment. Covered installations have the flexibility to buy EUAs (in addition to those received in their initial free allocation), or to sell any surplus allowances generated by reducing emissions below their allocation. The buying and selling of allowances takes place on an EU-wide market. Parties can access the market in several ways:

  •
  trading directly with other operators covered by the EU ETS;

  •
  buying or selling from intermediaries (such as banks and specialist traders);

  •
  using the services of a broker to find other buyers and sellers of allowances; or

  •
  trading on an exchange such as Ice Futures that lists carbon allowance products.

All transfers and surrenders of EUAs take place on a registry system comprised of electronic national registries established by the EU member states which are interconnected through CITL, which tracks and verifies transactions.

        The "Linking Directive," adopted by the EU parliament in April 2004, allows ERUs and CERs generated by the JL and CDM project-based Kyoto mechanisms to be used for compliance by companies operating under the EU ETS. While only EUAs can be recorded as trades on the registry system during Phase I, it is contemplated that, subject to specific rules, credits generated from Kyoto's flexible mechanisms (emissions trading, CDM and JI) may also be used for EU ETS compliance purposes during Phase II.

        The European Commission recently proposed to extend the EU ETS beyond 2012 with the goal of reducing emissions by at least 20% below 1990 levels by 2020, or by 30% below 1990 levels if the international community takes comparable action. The proposal establishes a subsequent trading period, extending from 2013 to 2020. Under the European Commission's proposal, emissions limits would decrease annually in a linear manner. In addition, the proposal would amend the EU ETS to require a significant portion of allowances to be auctioned, beginning with the auction of around 60% of the total allowances in 2013. It would also extend the scope of the ETS to include greenhouse gases other than carbon dioxide and all major industrial emitters. A final decision on the adoption of these modifications is expected by 2009.

DESCRIPTION OF ECX CFI FUTURES CONTRACTS

        The assets of the Fund will consist initially of ECX CFI Futures Contracts, as well as cash or short-term fixed income securities which may be posted with the Fund's commodity brokers to collateralize the Fund's long positions in futures contracts. Set forth below is a summary description of the terms of the ECX CFI Futures Contract.

        Each ECX CFI Futures Contract represents a notional amount of 1,000 EUAs, with each EUA being an entitlement to emit one ton of carbon dioxide equivalent gas. The contract is designed to facilitate the trading, risk management, hedging and physical delivery of EUAs in the EU ETS. The ECX CFI Futures Contract was developed by the European Climate Exchange, and is listed and traded by ICE Futures on the electronic platform owned and operated by Intercontinental Exchange, Inc., known as the ICE Platform. Trading in ECX CFI Futures Contracts began in April 2005 as the first exchange-traded and cleared futures contracts for EUAs. See "The Risks You Face—Trades on foreign markets will not be subject to regulation by the CFTC, and as a result may not receive the same regulatory and legal protections afforded to participants in markets regulated by the CFTC."

        Trading in ECX CFI Futures Contracts is cleared through LCH.Clearnet Ltd., or LCHC, as the central counterparty. Through these clearing arrangements, LCHC becomes the buyer to each clearing member's futures commission merchant representing a seller of the contract and the seller to each clearing member's futures commission merchant representing a buyer of the contract. As a result of these clearing arrangements, each trader holding a position in ECX CFI Futures Contracts is subject only to the credit risk of LCHC and the futures commission merchant carrying its position in ECX CFI Futures Contracts. See "Risk Factors You Face—Failure of the Commodity Broker to segregate assets may increase losses in the event of its bankruptcy; despite segregation of assets, the Fund remains at risk of significant losses because the Fund may only receive a pro-rata share of the assets." LCHC is the main central counterparty for the UK's financial markets, providing central counterparty services for equity, bond and derivatives trading on the London Stock Exchange, the London Metal Exchange, Euronext.LIFFE and ICE Futures. LCHC is regulated by the U.K. Financial Services Authority and is a "Designated Clearing Organization" subject to the rules of the CFTC and the Commodity Exchange Act.

        For Phase II of the EU ETS, the listed ECX CFI Futures Contracts include contracts expiring in December in each of the years 2008 to 2012 and expiring in March, June, and September of each of the years 2009 to 2012. In addition, ECX CFI Contracts expiring in December 2013 and 2014 are also currently listed for trading. The expiry date of the December contracts is 5:00 p.m., London time, on the last Monday in December, subject to earlier expiration on the penultimate or ante-penultimate Monday if the otherwise scheduled expiration date, or any of the four days succeeding such day, is not a business day. The Sponsor has elected to include only contracts expiring in December in the Fund's portfolio because the Sponsor believes that such contracts will have the most trading activity since the underlying instruments, EUAs, are used by parties to satisfy their emissions compliance obligations, and such obligations are determined on an annual rather than quarterly basis. ECX CFI Futures Contracts may be settled in cash or by physical delivery of registered EUAs from the account of the selling member through the holding account of LCHC to the account of the buying member. The Fund expects to only cash settle its ECX CFI Futures Contracts. The cash settlement value of an ECX CFI Futures Contract on any day is the weighted average of trades during a closing period established by ICE Futures, which is currently 4:00 p.m. to 4:15 p.m., London time. If trading during the closing period falls below a specified threshold, the final cash settlement value may be determined based on quoted prices by market participants or other factors considered relevant by ICE Futures.

        ECX CFI Futures Contracts require deposits of initial margin by the seller and buyer as well as payments of daily variation margin as the value of the contracts fluctuate. Initial margin is determined by LCHC using London SPANR (Standard Portfolio Analysis of Risk), which determines the projected overall risk of a portfolio through options pricing models. LCHC marks to market each ECX CFI Futures Contract at the end of each trading day, with the profit or loss being taken each day throughout the life of the contact. LCHC may also make intra-day margin calls as a result of unexpected price movements or the existence of events or situations which LCHC believes may affect the trading price.

        Upon liquidation or settlement of an ECX CFI Futures Contract, the buyer and seller will receive back their initial margin deposit, adjusted for variation margin paid or received with respect to the contract during the period it was held.

        Trading in ECX CFI Futures Contracts may also be effected through the following trading mechanisms: exchange of futures for physicals (the exchange of futures contracts at the time of delivery), or EFPs; exchange of futures for swaps (the delivery of a futures contract in exchange for a cash settled swap position in EUAs), or EFS; and block trades. EFPs and EFSs may be reported to ICE Futures for registration by LCHC up to 30 minutes after the close of trading each day and up to 30 minutes after the cessation of trading in the relevant contract month on expiry days. Block trades are in minimum lots of 50, and may involve two or more different listed contracts and/or strike prices of the same contract. All block trades must be reported within 5 minutes of execution. EFPs, EFSs and block trades are not counted in determining settlement prices.

INVESTMENT STRATEGY

        In managing the Fund's assets, the Sponsor will not use a technical trading system that issues buy and sell orders. Instead, each time a Basket is created and purchased, the Sponsor will use proceeds to purchase the number of each vintage of futures contracts underlying a Basket on the purchase order date. Initially, the Fund expects to conduct its futures trading activity using ECX CFI Futures Contracts traded on the ICE Platform. However, if the Sponsor determines that a sufficiently liquid market for futures contracts on EUAs develops on one or more exchanges other than ICE Futures, then the Fund may trade such futures contracts on such other exchanges. Pursuant to the Fund's trading rules, the proceeds of the offering will be used to establish long positions in ECX CFI Futures Contracts.

        ECX CFI Futures Contracts are physically settled but AirShares does not anticipate holding the contracts until expiration or settling contracts by taking physical delivery of the underlying EUAs. Rather, it is anticipated that the CTA will close existing positions prior to expiry when it is determined appropriate to do so, and reinvest the proceeds, in accordance with the methodology described below. Positions may also be closed out to meet orders for redemption of Baskets.

        The Fund will purchase futures contracts in connection with the creation of Baskets by applying the following allocation methodology. Futures contracts will be liquidated using an analogous allocation methodology in connection with the redemption of Baskets. As a general matter, the Fund will establish positions in ECX CFI Futures Contracts expiring in the then-current year and each of the next subsequent four consecutive years. However, if on the applicable date of determination annual contracts for five different years are not available for trading because the EU ETS has not been extended beyond 2012 and such contracts are not otherwise listed for trading, the allocation methodology will be applied using only the then-current year and each of the remaining years thereafter for which annual contracts are available for trading.

        The allocations will be made equally amongst the five (or, if applicable, fewer) contracts for December expiration if each contract qualifies as "actively traded" using certain prescribed criteria summarized below. For this purpose, a contract is "actively traded" as of a date of determination if either (i) the "60-day weighted average" daily volume of that contract is more than $100,000,000 or (ii) the amount to be allocated by the Fund to that contract would not exceed 5% of the contract's "60-day weighted average" daily volume. For this purpose, the "60-day weighted average" of a contract is equal to the average, over the prior sixty days, of the number of such contracts traded, at their last closing prices, converted to U.S. dollars. If any of the five (or, if applicable, fewer) contracts is not "actively traded" as measured by the above criteria, then the allocation shall be made amongst the five (or, if applicable, fewer) contracts pro rata in accordance with their respective "60-day weighted averages." On July 31, 2008, the ECX CFI Futures Contracts expiring in December 2008, 2009, 2011, and 2012 were "actively traded," but the ECX CFI Futures Contract expiring in December 2010 was not "actively traded." If the Fund had created one Basket on July 31, 2008, the proceeds would have been allocated amongst the ECX CFI Futures Contracts expiring in December 2008 through 2012, pro rata in accordance their respective "60-day weighted averages", which would have resulted in the following allocations:

Allocations Applicable to a Hypothetical Basket Creation on July 31, 2008

Contract Expiration Date	Allocation
December 2008	68.7%
December 2009	12.9%
December 2010	3.8%
December 2011	5.4%
December 2012	9.2%

        Regardless of whether the value of its portfolio is rising, falling or flat over any particular period, the Sponsor will cause the Fund's existing long positions to be closed when appropriate before expiration and reinvest the proceeds from the close into futures contracts expiring in December of the next five subsequent years, by applying the same allocation methodology described above. However, if, on the date of reinvestment of such proceeds, the EU ETS is not extended beyond 2012 and EU futures contracts expiring in December of 2013 or any year thereafter are otherwise not listed for trading, the proceeds will be allocated amongst the futures contracts expiring in December of the next following year and each of the years thereafter through 2012 which are available for trading.

        The Fund may also invest in other EUA futures contracts expiring in December, including those that trade on other exchanges, in the discretion of the Sponsor if it determines there is sufficient liquidity in those contracts, provided that the Fund's allocation to such contracts shall be consistent with the investment methodology described above. If the EU ETS is extended beyond 2012, the Sponsor will determine and publicly disclose by no later than September 30, 2012, whether it will extend the operation of the Fund beyond December 2012. The Fund will not be actively managed. It will not engage in activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of its portfolio of EUA futures contracts.

        Since futures contracts are not fully funded, only a portion of the Fund's assets will be invested to establish and maintain the Fund's futures positions. The establishment of a futures position only requires the deposit of the applicable initial margin for such futures contract. The Fund will need to deposit variation margin as the value of the underlying EUAs fluctuates over time to maintain such futures positions. Margin collateral in the form of cash and high credit quality short-term fixed income debt securities will be deposited with the Fund's commodity brokers for this purpose. The remaining exposure of the Fund to fluctuations in the value of the underlying EUAs will be collateralized by the deposit of cash and high credit quality short-term fixed income debt securities in segregated accounts to fully collateralize the Fund's long positions in futures contracts. The Fund will earn interest on the amounts posted as collateral. Brown Brothers Harriman, as Custodian and Administrator, will hold the Fund's cash and debt securities not posted for margin purposes pursuant to a custodial agreement. There is not expected to be any meaningful correlation between the performance of the Fund's fixed income securities and changes in the value of its portfolio of futures contracts.

        The Fund will seek to hedge the currency risk of adverse movements of the euro/dollar exchange rate associated with its portfolio of futures contracts and fixed income securities, which will be largely denominated in euros, as the Shares are priced in dollars. While the investment objective of the Fund is to track generally the value of the underlying futures contracts, the Fund's portfolio of fixed income securities and hedging activities may cause a lack of correlation between the NAV of the Shares and the value of the Fund's portfolio of futures contracts.

        The Sponsor will have exclusive management and control of all aspects of the business of the Fund. The Sponsor may select and retain the Commodity Trading Advisor and Commodity Broker for the Fund on such terms as the Sponsor deems appropriate.

        By remaining invested as fully as possible in ECX CFI Futures Contracts and other EUA futures contracts expiring in December, the Sponsor believes that changes in the Fund's NAV should correspond generally to changes in the prices of the futures contracts in which the Fund invests. But see "The Risks You Face—Although the Shares are intended to provide investment results that relate directly to the value of its long positions in EUA futures contracts expiring in December, the value of the Shares may diverge from the value of such long positions for various reasons."

        The Sponsor may determine in the exercise of its fiduciary duty to effect the early dissolution of the Fund upon the occurrence of certain events.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Critical Accounting Policies

        Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund's application of these policies involves judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

        As of the date of this prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will consist of EUA futures contracts and short-term securities and cash, a portion of which will be used as margin for the Fund's trading in commodities. The Fund will be required to post margin in order to establish a futures position as well as to maintain such a position once it is established. The percentage of the Fund's NAV that will be represented by the assets posted as margin will bear to the total net assets will vary from period to period as the market value of the underlying EUA futures contracts changes. If the market value of the contracts decreases, the percentage of the Fund's net assets posted as margin will increase, both because the reduction in market value will reduce the NAV of the Fund and because the margin requirement applicable will increase by the same amount. The balance of the net assets will be held in the Fund's commodity trading account or in a custodial account at Brown Brothers Harriman.

        Interest earned on the assets posted as collateral will be paid to the Fund and applied towards the Management Fee.

        The Fund's commodity contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons, including, without limitation, the failure of the member states to adhere to their obligations under the Kyoto Protocol, the withdrawal of countries from the Kyoto Protocol, and the failure of the national registries of a sufficient number of countries to become and to remain linked with the International Transaction Log. During such periods of illiquidity, the Fund may be unable to promptly liquidate its commodity futures positions.

        Since the Fund will trade futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Since these contracts will be denominated in euros, the Fund will also be subject to currency exchange risk.

Market Risk

        The Fund will hold EUA futures contracts expiring in December, as well as cash and short-term fixed income debt securities as a result of the inherent leverage in a futures position. Because of this limited diversification of the Fund's assets, fluctuations in the value of the underlying EUA futures contracts expiring in December are expected to greatly affect the price of the Shares. The market risk to be associated with the Fund's commitments to purchase commodities will be limited to the gross or face amount of the contracts held. The Fund is not designed to be leveraged. The NAV of the Fund is anticipated to correspond generally to the value of the Fund's long position in EUA futures contracts expiring in December.

        Futures contracts are generally considered to be leveraged financial instruments. The initial margin required to be deposited by the Fund in order to establish a particular futures position is determined based on the projected overall risk of the Fund's portfolio. See "Description of ECX CFI Futures Contracts." In any event, the initial margin required will be less than the face amount of the contracts held by the Fund.

        The Fund intends to manage its operations in such a way that the aggregate value of its futures positions approximates the net asset value of the Fund. As discussed in "Investment Strategy," the

Fund will buy EUA futures contracts expiring in December each time a Basket is created, and will liquidate futures contracts each time a Basket is redeemed.

        The futures contracts held by the Fund are "marked to market" on each day that the European Climate Exchange is open for trading. Reductions or increases in the aggregate value of the futures contracts held by the Fund will result in corresponding reductions or increases in the net asset value of the Fund.

        The Fund's exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund's trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors' capital.

Credit Risk

        When the Fund enters into futures contracts, it is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Fund.

Currency Risk

        The Fund will enter into futures contracts that are denominated in euros while the Shares will be priced in dollars. As a result, the Fund will be exposed to currency risk. While the Fund expects to use forward currency contracts or options to hedge against this risk, there can be no assurance that such hedging transactions will be available or, even if undertaken, effective. In addition, changes in the value of the Fund's euro-dominated investments, such as its ECX CFI Futures Contracts, during a particular month are not hedged. Thus, the Fund is subject to foreign exchange risk on such changes in value. While hedging may provide protection against an adverse movement in currency exchange rates, it can also preclude the Fund from benefiting from a favorable movement in such exchange rates. In addition, prospective investors whose assets and liabilities are predominately denominated in other currencies should take into account the potential risk of loss arising from fluctuations in value between the U.S. dollar and such other currencies. See "Description of ECX CFI Futures Contracts."

Off-balance Sheet Arrangements and Contractual Obligations

        As of the date of this prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements. The Fund has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund's exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund's financial position.

        The Fund's contractual obligations are to the Sponsor and the Fund's commodity brokers. Management Fee payments made to the Sponsor are calculated as a fixed percentage of the Fund's NAV. Commission payments to commodity brokers are on a contract-by-contract, or round-turn, basis. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

        A substantial portion of the proceeds received by the Fund will be used by the Fund to engage in the trading of EUA futures contracts expiring in December, with a view toward tracking the value of those contracts, less the expenses of the operation of the Fund. The Fund will also use proceeds to purchase high credit quality short-term fixed income debt securities. Although the percentages set forth below may vary substantially over time, as of the date of this prospectus and based on trading prices and initial margin requirements on the date of this prospectus, the Fund estimates that:

          (i)    up to approximately 8% of the NAV of the Fund will be deposited with the Fund's commodity brokers in the form of cash or high credit quality short-term fixed income debt securities as initial margin to collateralize the Fund's long positions in futures contracts;

          (ii)   approximately 92% of the NAV of the Fund will be maintained in custody accounts in the name of the Fund in cash or high credit quality short-term fixed income debt securities.

CHARGES AND EXPENSES

Management Fee

        The Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the NAV of the Fund. The Management Fee will be paid in consideration of the Sponsor's services as commodity pool operator and for managing the business and affairs of the Fund. From the Management Fee, the Sponsor will pay the fees and expenses of the Trustee, the Administrator, the Distributor and the Commodity Trading Advisor and certain ordinary expenses of the Fund, including computer services, legal and accounting fees and expenses, and printing, mailing and duplication costs.

Organization and Offering Expenses

        Expenses incurred in connection with organizing the Fund and the initial offering of the Shares will be paid by the Sponsor. As of the date of this prospectus, the Fund incurred SEC registration fees of $7,675.00 in connection with the organization of the Fund, which fees were paid by the Sponsor on behalf of the Fund. Expenses incurred by the Sponsor in connection with the organization of the Fund will be paid by the Sponsor. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund's trading operations will be paid by the Fund.

Brokerage Commissions and Fees

        The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $17.50 per round-turn trade, although the Commodity Broker's brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Sponsor does not expect brokerage commissions and fees to exceed 0.009% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any given year may be greater.

Taxes

        The Fund will pay all of its own taxes.

Extraordinary Fees and Expenses

        The Fund will pay all its extraordinary fees and expenses, if any, as determined by the Sponsor. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

WHO MAY SUBSCRIBE

        Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be either (1) a registered broker-dealer or other participant in the clearing process through the Continuous Net Settlement System of the National Securities Clearing Corporation, a clearing agency that is registered with the SEC, or (2) a participant in DTC, and in each case must have entered into an Authorized Participant Agreement with the Fund, the Sponsor and the Distributor. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants will be maintained by the Administrator. See "Creation and Redemption of Shares" for more details.

CREATION AND REDEMPTION OF SHARES

        The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 100,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a non-refundable $1,000 per Basket transaction fee, which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which each purchase or redemption order is accepted. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

        Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be either (1) a registered broker-dealer or other participant in the clearing process through the Continuous Net Settlement System of the National Securities Clearing Corporation, a clearing agency that is registered with the SEC, or (2) a participant in DTC, and in each case must have entered into an Authorized Participant Agreement with the Fund, the Sponsor, and the Distributor. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement which sets forth the procedures for the creation and redemption of Baskets and for the payment of cash in connection with such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended without the consent of any Shareholder. An Authorized Participant is required to pay a non-refundable $1,000 per Basket transaction fee for each purchase or redemption order. An investor buying or selling Shares in the secondary market may pay a commission to his broker in an amount established by the broker. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to purchase Baskets or to effect any sale, resale or redemption of Shares.

        Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in "Plan of Distribution."

        Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the Financial Industry Regulatory Authority, or FINRA, or exempt from being or otherwise not be required to be so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

        Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

        Persons interested in purchasing Baskets should contact the Sponsor or the Distributor to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares (in one or more Baskets) through an Authorized Participant.

        Under the Authorized Participant Agreements, the Fund and the Sponsor, severally and not jointly have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Sponsor has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

        The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund's Trust Declaration and the form of Authorized Participant Agreement for more detail. The Fund's Trust Declaration and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Procedures for Creation of Baskets

        On any business day, an Authorized Participant may place an order with the Fund, through the Distributor, to create one or more Baskets. For purposes of processing both purchase and redemption orders, a "business day" means any day on which NYSE Arca and each of the exchanges on which the Fund's futures contracts are traded are open for trading. Purchase orders must be placed between 1:00 p.m. and 4:00 p.m., New York time. The day on which the Fund receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, the Authorized Participant will be charged a non-refundable transaction fee of $1,000 per Basket, which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which each purchase order is accepted.

  Determination of required payment

        Initial Order.    The initial order shall be for Baskets from an Authorized Participant at $25.00 per Share ($2.5 million per Basket).

        Continuous Offering Period.    The total payment (i.e., the settlement price) required to create each Basket during the continuous offering period is the cost of establishing the futures positions underlying a Basket, excluding futures commissions costs, plus an amount determined by the Administrator to be the excess of the allocable portion of uninvested cash and accrued but unearned interest attributable to that Basket over accrued but unpaid expenses attributable to that Basket. The Fund will use the proceeds from the creation of Baskets to purchase futures contracts on EUAs, as described under "Investment Strategy" beginning on page 31. Because the Fund will not know on the purchase order date the actual cost it will incur to purchase such futures contracts, an Authorized Participant will pay to the Fund an amount per Basket (the initial payment amount) equal to 105% of the end-of-day NAV per Basket as of the business day next preceding the purchase order date. On the business day next following the purchase order date, the Fund will purchase that number of whole futures contracts for EUAs of the appropriate vintage (rounded down to the nearest whole number of contracts) as can be purchased with an amount equal to 100% of such end-of-day NAV per Basket. The purchase price for those contracts (excluding commission costs), plus, an amount determined by the Administrator to be the excess of the allocable portion of the Fund's uninvested cash and accrued but unearned interest attributable to that Basket over accrued but unpaid expenses attributable to that Basket, will be the final settlement price for the Basket. The Authorized Participant will be notified of the final settlement price by 5:30 p.m., New York time, on the business day next following the purchase order date for each Basket, and will be issued the Shares attributable to that Basket as of the third business day following the purchase order date, upon confirmation of receipt of the full amount of the settlement price. Any underpayment or overpayment, based on the difference between the initial payment amount and the final settlement price will be paid or refunded, as applicable, by 10:00 a.m. on the second business day after the purchase order date.

        Because orders to purchase Baskets must be placed between 1:00 p.m. and 4:00 p.m., New York time, but the total payment required to create a Basket will not be determined until the end of the day on the first business day after the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order. The cost of establishing the futures positions underlying a Basket, and thus the total amount of the payment required to create a Basket, could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

  Rejection of purchase orders

        The Sponsor or the Distributor may reject a purchase order if:

  •
  It determines that the purchase order is not in proper form;

  •
  Acceptance of the purchase order would in the opinion of counsel to the Fund be unlawful; or

  •
  Circumstances outside the control of the Fund make it, for all practical purposes, not feasible to process creations of Baskets.

        Neither the Sponsor nor the Distributor will be liable for the rejection of any purchase order.

Redemption Procedures

        The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Sponsor to redeem one or more Baskets. Redemption orders must be placed between 1:00 p.m. and 4:00 p.m., New York time on a business day. The day on which the Sponsor or the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

        By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC's book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, the Authorized Participant will be charged a non-refundable transaction fee of $1,000 per Basket, which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which the redemption order is accepted.

  Determination and Delivery of redemption proceeds

        The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount for each Basket is equal to the proceeds from the liquidation of the futures positions underlying the Basket, plus an amount determined by the Administrator to be the excess of the allocable portion of uninvested cash and accrued but unearned interest attributable to that Basket, over accrued but unpaid expenses attributable to that Basket. The Fund will liquidate futures contracts on EUAs, as described under "Investment Strategy" beginning on page 31. Because on the redemption order date the Fund will not know the actual amount of proceeds it will receive from the liquidation of the futures contracts on EUAs, the Fund will pay to the Authorized Participant an amount per Basket (which we refer to as the initial redemption payment amount) equal to 95% of the end-of-day NAV per Basket as of the business day next preceding the redemption order date. The Fund will only pay the initial redemption amount if, by noon, New York time, on the business day next following the redemption order date, the Fund's DTC account has been credited with the Baskets to be redeemed. On the business day next following the redemption order date, the Fund will liquidate that number of whole futures contracts for EUAs of the appropriate vintage (rounded down to the nearest whole number of contracts) as are attributable to 100% of such end-of-day NAV per Basket. The proceeds from the liquidation of those contracts, plus an amount determined by the Administrator to be the excess of the allocable portion of the Fund's uninvested cash and accrued but unearned interest attributable to that Basket, over accrued but unpaid expenses attributable to that Basket, will be the final settlement price for the Basket. The Authorized Participant will be notified of the final settlement price by 5:30 p.m., New York time, on the business day next following the redemption order date for each Basket. Any underpayment or overpayment based on the difference between the initial redemption payment amount and the final settlement price applicable to a Basket will be paid or refunded, as applicable, by 10:00 a.m. on the second business day after the applicable redemption order date.

  Suspension or Rejection of Redemption Orders

        Each of the Sponsor and the Distributor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which the NYSE Arca or any exchange on which the Fund's assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. Neither the Sponsor nor the Distributor will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

        The Sponsor or the Distributor will reject a redemption order if the order is not in proper form or if the fulfillment of the order, in the opinion of counsel to the Fund, might be unlawful.

Creation and Redemption Transaction Fees

        To compensate the Fund for costs incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a non-refundable $1,000 per Basket transaction fee which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which the purchase or redemption order is accepted. The transaction fee may be reduced, increased or otherwise changed by the Sponsor in consultation with the Administrator. The Sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

        Monthly account statements conforming to CFTC and NFA requirements will be posted on the Fund's website at www.xsharesadvisors.com/airshares. Additional reports may be posted on the Fund's website in the discretion of the Sponsor or as required by regulatory authorities.

THE COMMODITY BROKER

        Newedge USA, LLC ("Newedge USA") serves as the Fund's clearing broker to execute and clear the Fund's futures transactions and provide other brokerage-related services. Newedge Alternative Strategies, Inc. ("NAST") may execute foreign exchange or other over the counter transactions with the Fund, as principal. Newedge USA and NAST are subsidiaries of Newedge Group. We refer to Newedge USA and NAST, collectively, as the Commodity Broker. Newedge USA is a futures commission merchant and broker dealer registered with the Commodity Futures Trading Commission and the Securities and Exchange Commission, and is a member of FINRA. Newedge USA is also a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

        Newedge USA and NAST are headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10111 with branch offices in San Francisco, California; Chicago, Illinois; Philadelphia, Pennsylvania; Kansas City, Missouri; and Houston, Texas.

        Neither Newedge USA, NAST nor any of their principals has been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending.

        Prior to January 2, 2008 Newedge USA, LLC was known as FIMAT USA, LLC and NAST was known as FIMAT Alternative Strategies Inc.

        A variety of executing brokers selected by the Sponsor may execute futures transactions on behalf of the Fund. The executing brokers will give-up all such transactions to Newedge USA, which will serve as the Fund's clearing broker.

        The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $17.50 per round-turn trade, although the Commodity Broker's brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Sponsor does not expect brokerage commissions and fees to exceed 0.009% of the NAV of the Fund per year on average, although the actual amount of brokerage commissions and fees in any given year may be greater.

        Additional or replacement commodity brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

        The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor will attempt to monitor these conflicts, it will be extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

        Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

        The Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services affiliates of the Sponsor and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Sponsor is required by the Trust Declaration to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others. The Sponsor may have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. For example, because the management fee paid to the Sponsor is calculated as a fixed percentage of the NAV of the Fund, it will be in the Sponsor's interest, though not necessarily in the best interest of Shareholders, for the Sponsor to increase the amount under management by causing the Fund to continuously offer Shares to new investors.

        Neither the Sponsor nor its principals will be permitted to trade in the commodity markets for their own accounts.

The Commodity Trading Advisor

        The Commodity Trading Advisor and its principals may trade for their own accounts and may act from time to time as a commodity trading advisor for other persons. The Commodity Trading Advisor and its principals shall not be permitted, however, to trade on behalf of their own accounts or the accounts of such other persons in a manner which would constitute a breach of the Commodity Trading Advisor's fiduciary duty to the Fund. Shareholders will not be permitted to inspect the records of trades made by the Commodity Trading Advisor or its principals for their own accounts or for the accounts of persons other than the Fund.

The Commodity Broker

        The Commodity Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Sponsor will, however, not retain any commodity broker for the Fund which the Sponsor has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

        The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund's accounts due to the existence of such other clients.

        Certain officers or employees of the Commodity Broker may be members of United States or European commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

        The Commodity Broker and its respective affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

        Because the Commodity Broker and its affiliates may trade for their own accounts at the same time that they are entering into a trade for the account of the Fund, prospective investors should be aware that—as a result of trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

 DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE AMENDED AND
RESTATED TRUST DECLARATION; THE SPONSOR

        The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Sponsor concerning the Fund and the material terms of the Amended and Restated Declaration of Trust and Trust Agreement. Prospective investors should carefully review the Form of Amended and Restated Declaration of Trust and Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Trust Declaration.

Description of the Shares

        The Fund will issue units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are expected to be listed on NYSE Arca under the symbol "ASO."

        The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 100,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or have Shares or Baskets redeemed.

Principal Office; Location of Records

        The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Sponsor, whose office is located at 420 Lexington Ave., Suite 2550, New York, New York 10170, telephone: (212) 867-7400.

        The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by Environmental Capital Management, LLC at 2055 East Warner Rd., Tempe, Arizona 85284, telephone number (480) 413-2222. Certain other books and records of the Fund (including minute books, trading records and related reports and other items received from the Fund's Commodity Brokers) are maintained by the Administrator pursuant to the Administrative Agency Agreement at the main office of the Administrator. The Administrator will make such books and records available to Shareholders for inspection and copying during normal business hours at its main office, located at 50 Milk Street, Boston, Massachusetts, 02109, telephone: (617) 742-1818.

        The books and records of the Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder's interest as a beneficial owner of such Shares as provided in the Amended and Restated Declaration of Trust and Trust Agreement. The Sponsor will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Trustee

        Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington,

Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee's duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Declaration.

        The rights and duties of the Trustee, the Sponsor and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

        The Trustee serves as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trust Declaration provides that the Trustee is compensated by the Sponsor, and is indemnified by the Sponsor, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

        Only the Sponsor has signed the registration statement of which this prospectus is a part, and only the assets of the Fund and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee's liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

        Under the Trust Declaration, the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Fund, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors (except where the Sponsor has been notified by the Shareholders that it is to be replaced as the sponsor) and retain such persons, including affiliates of the Sponsor, as it deems necessary for the efficient operation of the Fund.

        Because the Trustee does not have significant authority over the operation of the Fund (such authority being vested in the Sponsor), the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

  Background and Principals

        XShares Advisors LLC, a Delaware limited liability company, is the Sponsor of the Fund. The Sponsor will serve as the commodity pool operator of the Fund. The Sponsor is a member in good standing of the NFA. The Sponsor became registered with the CFTC as a commodity pool operator and became a member of the NFA on March 25, 2008. Its principal place of business is 420 Lexington Ave., Suite 2550, New York, New York 10170, telephone: (212) 867-7400. The Sponsor is a wholly-owned subsidiary of XShares Group, Inc. XShares Group, Inc. is a Delaware corporation is a successor by conversion of from XShares Group, LLC, a Delaware limited liability company. XShares Group, Inc., or its predecessor, XShares Group, LLC, has been the sole owner of the Sponsor since the formation of the Sponsor on March 15, 2006. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor or the Fund.

        In its capacity as a commodity pool operator, the Sponsor will be an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

        XShares Advisors LLC has served as investment adviser to HealthShares, Inc. since December 2006 and TDX Independence Funds, Inc. since September 2007, each of which is an investment company and neither of which is a commodity pool, collectively comprising a total of 24 underlying exchange traded funds, 15 of which closed on September 30, 2008. Each fund is traded on the NYSE Arca and seeks to invest in a portfolio of securities that substantially replicates a particular benchmark index.

  Principals and Key Employees

        Joseph L. Schocken, David W. Jaffin, Richard Berenger and Andrew S. Hyman serve as the Chief Executive Officer, Chief Financial Officer, Compliance Officer and Director of Business Development of the Sponsor, respectively.

        The Sponsor is managed by its sole member XShares Group, Inc.

        Joseph L. Schocken, age 61, has been the Chief Executive Officer of XShares Advisors LLC since July 2008. In his role as Chief Executive Officer of XShares Advisors LLC, he is responsible for all aspects of its activities, including operations, finance, compliance, and marketing. Since July 2008, he has also been Chairman and Interim Chief Executive Officer of XShares Group, Inc., the sole member of the Sponsor, and of XShares Group, Inc.'s predecessor, XShares Group, LLC, where he is responsible for all aspects of its activities, including operations, finance, compliance, and marketing. In addition, he is the founder of Broadmark Capital, LLC and its predecessor, Broadmark Capital Corporation. Broadmark Capital is a boutique merchant bank that provides financing, management services and direct investments to emerging companies. Mr. Schocken has been president of Broadmark Capital for the past five years. As president of Broadmark Capital, he is responsible for managing all corporate finance and merchant banking activities, including sourcing and placing transactions as well as directing principal investments.

        David Jaffin, age 54, has been the Chief Financial Officer of XShares Advisors LLC since March 2006. In this role, he is responsible for all financial functions of the Sponsor. From October 2005 to April 2007, he was Chief Financial Officer of XShares Group, LLC, the predecessor of XShares Group, Inc., where he was responsible for all financial functions of XShares Group, including maintenance of books and records, interaction with auditors, creation of projections and business plans. He has also been the Chief Operating Officer of XShares Group since April 2007. As Chief Operating Officer of XShares Group, he is responsible for the operations of XShares Group, including finance, administration, fund operations and compliance. From February 2000 to October 2005, he was President and CEO of Technical Coatings Laboratory, a manufacturer of specialty paints and coatings based in Avon, CT, where he was responsible for all company operations, including sales and marketing, production, finance, and administration.

        Richard W. Berenger, age 61, has been the Chief Compliance Officer of XShares Advisors LLC since July 2006. In this role, he is responsible for all aspects of the compliance program for XShares Advisors LLC. From October 2003 to June 2006, he was the Chief Compliance Officer for Sky Capital LLC, a registered broker dealer based in New York, New York, where he was responsible for all aspects of the firm's compliance program.

        Andrew S. Hyman, age 39, has been the Director of Business Development of XShares Group, Inc. and XShares Advisors LLC since September 2008. In this role, he is responsible for developing and marketing investment products for XShares Group, Inc. and XShares Advisors LLC. From 2004 to 2008, he was a Marketing Director at Fiske Walter Capital Management in Chicago, Illinois, where he was involved with the marketing of investment funds to high net worth individuals. In 2004, he was also Director of Weather Risk Services at Weathernews America in San Francisco, California, where he assisted customers in activities related to managing weather risk. From 1998 to 2004, he was a Knowledge Manager and Consultant at PricewaterhouseCoopers in Chicago, Illinois, where he was responsible for creating an energy trading guide and a natural gas price insurance system and training energy providers and users on how to manage energy and weather risk.

        The Sponsor has entered into an agreement with Kellogg Specialist Group, LLC, a New York limited liability company ("Kellogg"), pursuant to which Kellogg will provide the Sponsor with certain advice and assistance in the development of the Fund, including (i) publicizing the Fund in the trading and investment community, (ii) arranging for the initial creation of Baskets and the initial Authorized Participant for the Fund, and (iii) assistance with the launch of the Fund and related promotional activities, in each instance to the extent permitted by applicable legal restrictions. In consideration for these services, the Sponsor will pay Kellogg compensation based on the Fund's assets under management.

The Commodity Trading Advisor

  Background and Principals

        The Sponsor has appointed Environmental Capital Management, LLC, which is referred to here as Environmental Capital Management, an Arizona limited liability company, to serve as the commodity trading advisor, or CTA, of the Fund. Environmental Capital Management is registered with the CFTC as a commodity trading advisor, and became a member of the NFA in such capacity on May 23, 2008. Prior to the Sponsor's appointment of Environmental Capital Management, LLC as the CTA of the Fund, Environmental Capital Management, LLC had never provided trading advisory services for the accounts of a public commodity pool. The principal place of business of Environmental Capital Management, LLC is 2055 East Warner Rd., Tempe, AZ 85284, telephone number (480) 413-2222. The CTA is not an affiliate of the Sponsor or the Fund. The registration of Environmental Capital Management with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Environmental Capital Management to serve as CTA of the Fund.

        In its capacity as a CTA, Environmental Capital Management is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

  Principals and Key Employees

        Curt Kaminer is the Chief Executive Officer of Environmental Capital Management. Environmental Capital Management is managed by Mr. Kaminer, in his capacity as the sole managing member of Environmental Capital Management. Curt Kaminer makes trading decisions for the Fund. Mr. Kaminer became registered with the CFTC as a principal of Environmental Capital Management, LLC on May 23, 2008.

        Curt Kaminer, age 53, has served as Chief Executive Officer of Environmental Capital Management, LLC since its inception in December 2005, where he is responsible for portfolio management. Mr. Kaminer has been the portfolio manager for Chapel Street Environmental Fund, L.P., and its predecessor TEP II, Ltd., since January 2006, for which he manages a proprietary portfolio of OTC environmental and energy commodities, and develops and executes portfolio strategies. From July

2001 to December 2005, Mr. Kaminer worked at Millennium Environmental Group, where he managed a proprietary portfolio of OTC environmental and energy commodities, and developed and executed portfolio strategies.

        Environmental Capital Management is the managing member of Chapel Street Environmental GP, LLC ("Chapel Street GP"). Chapel Street GP is the general partner and operator of Chapel Street Environmental, L.P. ("Chapel Street"), a private investment partnership. Environmental Capital Management has advised the Sponsor that Chapel Street is being operated pursuant to an exemption under Part 4 of the CFTC regulations, because the limited partnership interests in Chapel Street are exempt from registration under the Securities Act of 1933 and were offered and sold without marketing to the public in the United States and that each limited partner in Chapel Street is an accredited investor. Environmental Capital Management has advised the Sponsor that the Chapel Street GP was exempt from registration as a commodity trading adviser pursuant to an exemption permitted under Part 4 of the CFTC regulations because it is registered as an investment adviser with the Arizona Corporation Commission, its commodity interest trading advice is directed solely to, and for the sole use of an exempt commodities pool. Environmental Capital Management is the managing member of Chapel Street GP and owns 99.999% of the percentage interests of Chapel Street GP. Environmental Capital Management also owns an interest of 0.46% in Chapel Street.

Past Performance of Environmental Capital Management

        According to Environmental Capital Management's disclosure document on file with the NFA and provided to the Sponsor, and supplemental data provided to the Sponsor by Environmental Capital Management, the following Tables 1 and 2 present the past performance record of Environmental Capital Management with respect to the trading program for Chapel Street, which is not open to the public.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1
Environmental Capital Management, LLC
Other Trading Programs Not Open to the Public
as of June 30, 2008

Assets Under Management for Environmental Capital Management, LLC:	$18,731,779
Assets Under Management for Chapel Street Program:	$18,731,779
Date Began Trading Client Assets:	May 10, 2007
Date Began Trading Client Assets in Chapel Street Program:	May 10, 2007
Number of Accounts Open	1
Asset Traded Pursuant to Chapel Street Trading Program:	Environmental Products
Number of profitable accounts that have opened and closed:	0
Range of returns experienced by profitable accounts:	0
Number of losing accounts that have opened and closed:	0
Range of returns experienced by unprofitable accounts:	0
Worst Monthly % Drawdown	(16.2%)/June 2008
Worst Peak-to-Valley Drawdown	(16.2%)/May 2008 to June 2008

"Drawdown" means losses experienced by the trading program over a specific period of time.
"Peak-to-Valley Drawdown" means the highest Drawdown experienced by the trading program during the most recent five calendar years and year-to-date, as well as the period the Drawdown occurred, beginning with the peak month and year and ending with the valley month and year.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table 2
Rates of Return for Environmental Capital Management LLIC's
Chapel Street Program
as of June 30, 2008

Month	2008		2007
January	(.59%	)
February	7.54%
March	8.82%
April	5.97%
May	8.10%		(3.95%	)
June	(16.2%	)	(.58%	)
July			4.56%
August			(4.70%	)
September			2.66%
October			(5.06%	)
November			6.33%
December			2.49%
Year	10.4%		1.07%

Fiduciary and Regulatory Duties of the Sponsor

        An investor should be aware that the Sponsor has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

        As sponsor of the Fund, the Sponsor effectively is subject to the duties and restrictions imposed on "fiduciaries" under both statutory and Delaware common law. The Sponsor has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Trust Declaration. A form of the Trust Declaration is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Trust Declaration to which terms all Shareholders, by subscribing to the Shares, are deemed to consent.

        The Trust Declaration provides that the Sponsor and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Sponsor or any of its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (each, a "Sponsor Related Party") if the Sponsor Related Party, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct by the Sponsor Related Party. The Fund has agreed to indemnify the Sponsor Related Parties against losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or a breach of the Trust Declaration and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

        Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a sponsor of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a sponsor has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a sponsor where the losses result from a violation by the sponsor of the anti-fraud provisions of the federal securities laws.

        Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), the CTA (a registered commodity trading advisor), the Commodity Broker (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

        There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Sponsor's fiduciary duties. One of the purposes underlying the disclosures set forth in this prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Sponsor may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere should not invest in the Fund. The Sponsor currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

        The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

        The Sponsor expects to maintain an aggregate investment of up to $100,000 in the Fund, for which it will be issued Sponsor's Shares. The Sponsor may, but has no obligation to, acquire additional Shares. All Shares owned by the Sponsor shall be deemed Sponsor's Shares. No principal has an ownership or beneficial interest in the Fund.

Management; Voting by Shareholders

        The Shareholders take no part in the management or control, and have no voice in the operations or the business of, the Fund. The Shareholders have certain limited voting rights set forth in the Trust Declaration. The Sponsor has no power under the Trust Declaration to restrict any of the Shareholders' voting rights. Any Shares purchased by the Sponsor or its affiliates, as well as the Sponsor's general liability interest in the Fund, are not counted for quorum or voting purposes.

        The Sponsor has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse, in any material respect, to the Shareholders and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund in Certain States

        A number of states do not have "business trust" statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Sponsor is itself generally liable for all obligations of the Fund and will use its assets, to the extent not paid out of the assets of the Fund, to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

        Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution (including those made in connection with the redemption of Baskets or the termination of the Trust) they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Sponsor is not aware of this provision ever having been invoked in the case of any public commodities pool, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of Shareholders' obligations or liabilities unrelated to the business of the Fund.

        The foregoing repayment of distributions and indemnity provisions are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

        The Shares are expected to trade on NYSE Arca. The Fund's Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

Book-Entry Form

        Individual certificates will not be issued for the Shares. Instead, global certificates will be deposited by the Sponsor with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Fund's Trust Declaration, ownership of a beneficial interest in Shares will be limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

        The Trust will recognize the nominee of the Depository, Cede & Co., as the owner of all Shares for all purposes except as expressly set forth in the Trust Declaration.

Reports to Shareholders

        The Sponsor will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund's fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Fund's website at www.xsharesadvisors.com/airshares. Additional reports may be posted on the Fund's website in the discretion of the Sponsor or as required by applicable regulatory authorities.

        The Sponsor will notify Shareholders of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this prospectus and/or a Form 8-K, which will be publicly available at www.sec.gov and at the Fund's website at www.xsharesadvisors.com/airshares. Any such notification will include a description of any Shareholders' voting rights applicable thereto.

Net Asset Value

        Net asset value, or NAV, means the total assets of the Fund less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. The market value of all open futures contracts traded on ICE Futures, for purposes of determining NAV, is calculated as their current market value at the date of determination, which is based upon the settlement price for that particular futures contract traded on the ICE Futures on the date with respect to which NAV is being determined; provided, that if a futures contract traded on the ICE Futures could not be liquidated on such day, due to the operation of daily limits or other rules of the ICE Futures or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The market value of all open futures contracts traded on any exchange other than ICE Futures will be based upon the settlement price for that particular futures contract traded on the applicable exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on an exchange other than ICE Futures could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Sponsor may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund's commodity brokerage account is accrued at least monthly.

        NAV per Share is the NAV of the Fund divided by the number of outstanding Shares.

Termination Events

        The Fund will dissolve at any time upon the happening of any of the following events:

  •
  The filing of a certificate of dissolution or revocation of the Sponsor's charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each, an "event of withdrawal") unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Sponsors. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and shall continue as Shareholders of the reconstituted trust.

  •
  The occurrence of any event which would make unlawful the continued existence of the Fund.

  •
  In the event of the suspension, revocation or termination of the Sponsor's registration as a commodity pool operator under the Commodity Exchange Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration or membership is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership, if so required, has not been suspended, revoked or terminated).

  •
  The Fund becomes insolvent or bankrupt.

  •
  The Shareholders holding Shares representing at least seventy percent (70%) of the Shares (which excludes the Shares of the Sponsor and its affiliates) vote to dissolve the Fund, upon notice to the Sponsor not less than ninety (90) business days prior to the effective date of such dissolution.

  •
  The determination of the Sponsor that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Sponsor to dissolve the Fund because the aggregate NAV of the Fund as of the close of business on any business day is less than $10 million.

  •
  The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

  •
  DTC is unable or unwilling to continue to perform its functions, and the Sponsor determines a comparable replacement is unavailable.

DISTRIBUTIONS

        The Sponsor has discretionary authority over all distributions made by the Fund, and currently does not intend to make distributions other than in connection with the redemption of Baskets.

THE ADMINISTRATOR

        The Sponsor, on behalf of the Fund, has appointed Brown Brothers Harriman ("Brown Brothers") as the administrator of the Fund and has entered into an Administration Agreement in connection therewith.

        Brown Brothers, a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. Brown Brothers is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Department and the Board of Governors of the Federal Reserve System. Brown Brothers is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states. A copy of the Administration Agreement is available for inspection at Brown Brothers Harriman's trust office identified above.

        The Administrator's fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

        Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor, Brown Brothers Harriman will prepare and file certain regulatory filings on behalf of the Fund. Brown Brothers Harriman may also perform other services to the Fund pursuant to the Administration Agreement as mutually agreed from time to time.

        The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

        The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE CUSTODIAN

        Brown Brothers Harriman will serve as custodian of the Fund and has entered into a Global Custody Agreement in connection therewith. Pursuant to the terms of the Global Custody Agreement, Brown Brothers Harriman will be responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to Brown Brothers Harriman by the Fund. Brown Brothers Harriman will oversee the Fund's foreign currency hedging activities with respect to amounts held by it pursuant to the Global Custody Agreement.

        The Custodian's fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

THE DISTRIBUTOR

        The Sponsor, on behalf of the Fund, has appointed ALPS Distributors, Inc. to assist the Sponsor and the Administrator with certain functions and duties relating to creation and redemption of Baskets. Such functions and duties will include the following: review of distribution-related legal documents; coordinating of processing of Basket creations and redemptions; coordination and assistance with maintenance of creation and redemption records; consultation with the marketing staff of the Sponsor and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Sponsor and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617.

        ALPS Distributors will retain all marketing materials and Basket creation and redemption records for the Fund, at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577.

        The Sponsor, out of the Management Fee, will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors' resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider for administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services and has approximately $120 billion in client assets under distribution.

THE SECURITIES DEPOSITARY; BOOK-ENTRY SYSTEM; GLOBAL SECURITY

        DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

        Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

        Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

        Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

        Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

        DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is determined by the Sponsor to be unavailable, terminate the Fund.

        The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

        If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may, on behalf of the Fund, declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

U. S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax considerations for holders of our Shares and is based upon current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), Treasury regulations thereunder, existing rulings of the Internal Revenue Service (which we refer to as the "IRS") and judicial decisions, all of which are subject to change. Any such change could apply retroactively and could adversely affect the consequences described below.

        As used in this summary, a "U.S. Person" is:

  •
  an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes;

  •
  a corporation that is organized under the laws of the United States or any state thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and is subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        As used in this summary, a "Non-U.S. Holder" is any person who owns our Shares and who is not a U.S. Person.

        This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain holders that may be subject to special treatment under U.S. federal income tax law (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who hold shares as part of a straddle, hedging, constructive sale, or conversion transaction, persons who acquire shares through exercise of employee stock options or otherwise as compensation for services, and U.S. Persons whose functional currency is not the U.S. dollar). This summary does not address certain special rules that apply to Non-U.S. Holders that are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings to avoid U.S. federal income tax. Furthermore, this summary does not address any aspects of state, local or foreign taxation. This summary is limited to those persons that hold our Shares as "capital assets" within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, the following discussion assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

        If a partnership holds our Shares, then the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, then you should consult your tax advisor.

        THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Taxation as a Corporation

        Although organized as a Delaware statutory trust, the Fund will be taxable as a domestic corporation for U.S. federal income tax purposes. Accordingly, it will be liable for U.S. Federal income tax, and applicable state taxes, at the Fund level at the current corporate rate of 35% plus the applicable state tax rate. The imposition of such taxes will affect the computation of NAV. See "Description of the Shares; Certain Material Terms of the Amended and Restated Trust Declaration—Net Asset Value" for more details.

        The Fund's income will consist principally of interest income (ordinary income for federal income tax purposes) on debt securities that it holds and gain or loss that it recognizes on ECX CFI Futures Contracts. As the ECX CFI Futures Contracts are regulated futures contracts, within the meaning of Section 1256 of the Internal Revenue Code, the Fund will be treated as having sold each of such contracts that it owns at the end of a taxable year for its then fair market value. Forty percent of any gain or loss that is recognized in respect of such a contract will be treated as a short term capital gain or loss and 60 percent of any such gain or loss will be treated as a long-term capital gain or loss. The Fund will be able to deduct any such capital losses only to the extent of its capital gains even if the Fund has interest income or other ordinary income. Any excess of capital losses over capital gains for a taxable year of the Fund can be carried back and forward, in each case, as provided in the Internal Revenue Code. The Fund intends to consider with its tax advisors from time to time whether the losses and gains on its ECX CFI Futures Contracts may be properly characterized by reason of other provisions of the Internal Revenue Code as ordinary loss and ordinary income. There can be no assurance as to the effect of any such considerations.

Treatment of U.S. Holders

        Dividends on Shares.     Any distribution of cash or property from the Fund (other than our Shares or warrants to acquire our Shares) received by a U.S. Holder with respect to our Shares (including a payment received in a redemption that does not qualify as an "exchange" under Section 302(b) of the Code) will constitute a "dividend" for U.S. federal income tax purposes to the extent of our accumulated or current earnings and profits. Any such distributions that exceed our current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the

U.S. Holder's tax basis in his Shares and any distribution in excess of such tax basis would give rise to capital gain. Any dividend received by a U.S. Holder that is an individual is currently subject to U.S. federal income tax at a maximum rate of 15%, provided that certain holding period requirements are met. Any dividend received by a U.S. Holder that is itself a corporation may be eligible for a dividends-received deduction under Section 243 of the Code. The rate of the dividends-received deduction is generally 70%. The dividends-received deduction is subject to certain limitations. For example, the deduction may not be available if the corporate U.S. Holder does not satisfy certain holding period requirements with respect to its Shares or if the Shares are "debt-financed portfolio stock."

        Sale of Shares.    Upon a sale of our Shares (including a redemption that qualifies as an "exchange" under Section 302(b) of the Code), a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale and the U.S. Holder's adjusted tax basis in such Shares. Any gain or loss recognized on a sale of Shares by a U.S. Holder will be a capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Shares for more than one year at the time of disposition. Any long-term capital gain recognized upon a sale of our Shares by a U.S. Holder that is an individual is currently subject to U.S. federal income tax at a maximum rate of 15%. Certain limitations apply to the deductibility of capital losses for U.S. federal income tax purposes.

        Backup Withholding and Information Reporting.    In general, information reporting requirements will apply to dividends in respect of the Shares, or the proceeds received on the sale, exchange, or redemption of Shares, paid to U.S. Holders other than certain exempt recipients (such as corporations). Any dividend payment made by us to a U.S. Holder will be subject to backup withholding (at a rate of 28%), unless the U.S. Holder provides to us a certification, under penalties of perjury, of the U.S. Holder's taxpayer identification number, or the U.S. Holder otherwise establishes an exemption. The requisite certification may be made on an IRS Form W-9. Amounts withheld from a U.S. Holder under the backup withholding rules are generally allowable as a credit against the U.S. federal income tax liability (if any) of the U.S. Holder, and the U.S. Holder may obtain a refund of any amounts withheld which exceed the U.S. Holder's actual U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Treatment of Non-U.S. Holders

        Dividends on Shares.    A dividend received by a Non-U.S. Holder (including a payment received in a redemption that does not qualify as an "exchange" under Section 302(b) of the Code) on our Shares will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless the dividend income is effectively connected with a United States trade or business conducted by the Non-U.S. Holder (and the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI certifying such fact). This withholding applies even if the Non-U.S. Holder has furnished the certification required to avoid backup withholding (see "—Backup Withholding and Information Reporting" below) with respect to the dividend. Any dividend that is effectively connected with a United States trade or business conducted by the Non-U.S. Holder will be subject to U.S. federal income tax at normal graduated rates (and if the Non-U.S. Holder is a corporation, the dividend may also be subject to an additional branch profits tax). In order to claim treaty benefits (such as a reduction in the rate of U.S. withholding tax), the Non-U.S. Holder must deliver to us a properly executed IRS Form W-8BEN or Form W-8IMY prior to the dividend payment. If the Non-U.S. Holder is an entity that is classified for U.S. federal income tax purposes as a partnership, then unless this partnership has entered into a withholding agreement with the IRS, the partnership will be required, in addition to providing an IRS Form W-8IMY, to attach an appropriate certification by each partner, and to attach a statement allocating the dividend income among the various partners.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, then you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Sale of Shares.    Any gain or loss recognized by a Non-U.S. Holder upon a sale of Shares (including a redemption that qualifies as an "exchange" under Section 302(b) of the Code) will be a capital gain or loss. Any such capital gain will not be subject to U.S. federal income tax, unless: (1) the gain is effectively connected with a United States trade or business conducted by the Non-U.S. Holder; (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met; or (3) we are, or have been during certain periods preceding the disposition, a "United States real property holding corporation" and either our shares are not regularly traded on an established securities market or you have owned more than 5% of our Shares at any time during a specified period. If you are described in clause (1), then you will be subject to tax on the gain derived from the sale under regular graduated United States federal income tax rates and, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. If you are described in clause (2), then you will be subject to a flat 30% tax on gain derived from the sale, which may be offset by United States source capital losses (even though you are not considered a resident of the United States). We do not believe we are a "United States real property holding corporation," and we do not expect to ever become one.

        Backup Withholding and Information Reporting.    We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to a Non-U.S. Holder and the tax withheld (if any). This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence. A Non-U.S. Holder will not be subject to backup withholding on dividends on our shares if the owner of the shares certifies under penalties of perjury that it is not a U.S. Person (such certification may be made on an IRS Form W-8BEN), or otherwise establishes an exemption. If a Non-U.S. Holder sells shares through a U.S. office of a U.S. or foreign broker, the payment of the sale proceeds by the broker will be subject to information reporting and backup withholding, unless the owner of the shares provides the certification described above (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption. If a Non-U.S. Holder sells shares through a foreign office of a broker, backup withholding is not required. Information reporting is required if (i) the broker does not have documentary evidence that the holder is not a U.S. Person, and (ii) the broker is a U.S. Person or has certain other connections to the United States.

        Amounts withheld from a Non-U.S. Holder under the backup withholding rules are generally allowable as a credit against the U.S. federal income tax liability (if any) of the Non-U.S. Holder, and the Non-U.S. Holder may obtain a refund of any amounts withheld which exceed the Non-U.S. Holder's actual U.S. federal income tax liability, provided that the required information is furnished to the IRS.

        U.S. Estate Tax.    Any of our Shares that are held by an individual who is not a citizen of the United States and who is not domiciled in the United States at the time of his or her death generally will be treated as United States situs assets for U.S. federal estate tax purposes and will be subject to U.S. federal estate tax, except as may otherwise be provided by an applicable estate tax treaty.

PURCHASES BY EMPLOYEE BENEFIT PLANS

        Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

        The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

        In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

        Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan.

        EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

"Plan Assets"

        A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception") and (ii) an exception applicable if the equity interest purchased is an "insignificant participation" (the "Insignificant Participation Exception").

        The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

        The Publicly Offered Security Exception applies with respect to the Shares due to their NYSE Area listing.

        The Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Fund's Shares, the Fund's assets will not be "plan assets." In turn, because the Fund and the Sponsor are the only investors in the Fund and the assets of the Sponsor are not "plan assets" either, the Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

        Shares may not be purchased with the assets of a Plan if the Sponsor, the Commodity Broker or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

        Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

        THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Order

        The Fund will commence operations following its acceptance of a subscription for an initial order for Baskets from an Authorized Participant at $25.00 per Share ($2.5 million per Basket). The Sponsor may terminate the offering at any time.

Continuous Offering Period

        After the initial order has been accepted and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of the third business day following the date on which a valid order to create a Basket is accepted by the Fund, at the cost of establishing the futures positions underlying a Basket (excluding futures commissions costs), plus an amount determined by the Administrator to be the excess of the allocable portion of uninvested cash and accrued but unearned interest attributable to that Basket over accrued but unpaid expenses attributable to that Basket. The Sponsor may terminate the continuous offering at any time.

Authorized Participants

        Authorized Participants may, but will not be obligated to, sell Shares, which will be listed on NYSE Arca, to the public at prices that are determined at their discretion and that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by an Authorized Participant to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with sales of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

        Citigroup Global Markets Inc. ("Citigroup") will serve as the Fund's initial Authorized Participant. It is anticipated that Kellogg Specialist Group, LLC ("Kellogg") will acquire Units from the initial two Baskets to be acquired by Citigroup. As described in greater detail in "Description of the Shares; Certain Material Terms of the Amended and Restated Trust Declaration; The Sponsor" beginning at page 43, Kellogg provides the Sponsor with certain services for which the Sponsor will pay Kellogg compensation based on the Fund's assets under management.

        Citigroup will be deemed a statutory underwriter. The consequences of being deemed a statutory underwriter are described in "Likelihood of Becoming a Statutory Underwriter," below.

Likelihood of Becoming a Statutory Underwriter

        The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a "distribution," as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its clients will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

        Dealers who are neither Authorized Participants nor "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

LEGAL MATTERS

        Baker Botts L.L.P. has advised the Sponsor in connection with the Shares being offered hereby. Baker Botts L.L.P. also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to certain matters relating to, the Fund. Baker Botts L.L.P. has prepared the sections "Material U.S. Federal Income Tax Considerations" and "Purchases By Employee Benefit Plans" with respect to

ERISA. Baker Botts L.L.P. has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.

        Potter Anderson & Corroon LLP, special Delaware counsel to the Fund, has advised the Fund in connection with the legality of the Shares being offered hereby.

PATENT PENDING

        A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office.

STATEMENT OF FINANCIAL CONDITION OF THE FUND

        The Statement of Financial Condition dated as of July 31, 2008 included in this prospectus has been audited by Spicer Jeffries LLP, an independent registered public accounting firm, as stated in its report dated August 26, 2008 appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

PRIVACY POLICY OF THE SPONSOR

        The Sponsor collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Sponsor and others. The Sponsor does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Sponsor may disclose non-public personal information about you to the funds in which you invest. The Sponsor may disclose non-public personal information about you to non-affiliated companies that work with the Sponsor to service your account(s), or to provide services or process transactions that you have requested. The Sponsor may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Sponsor will adhere to the privacy policies and practices as described in this notice. The Sponsor restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Sponsor maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of
AirSharesTM EU Carbon Allowances Fund

        We have audited the accompanying statement of financial condition of AirSharesTM EU Carbon Allowances Fund (the "Fund") as of July 31, 2008. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of AirSharesTM EU Carbon Allowances Fund as of July 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 26, 2008

STATEMENT OF FINANCIAL CONDITION

as of July 31, 2008

Assets
Cash	$1,000

Shareholders' Equity:
Limited shares	$—
Sponsor's shares	—
Additional Paid in Capital	$1,000

Total Shareholders' Equity	$1,000

See Notes to Statement of Financial Condition of the Fund

NOTES TO STATEMENT OF FINANCIAL CONDITION OF THE FUND

AirShares™ EU CARBON ALLOWANCES FUND
NOTES TO STATEMENT OF FINANCIAL CONDITION
JULY 31, 2008

NOTE 1. ORGANIZATION AND BUSINESS

        AirShares™ EU Carbon Allowances Fund (the "Fund") was organized as a statutory trust under the laws of the state of Delaware on August 13, 2007. The Fund is a commodity pool that will issue units of beneficial interest ("Shares") that may be purchased and sold on the NYSE Arca.

        The investment objective of the Fund is to provide investors with investment results which correspond to the performance of a basket of exchange-traded futures contracts for carbon equivalent emissions allowances ("EUAs"), expiring in December. An EUA is an entitlement to emit one metric tonne, or ton, of carbon dioxide equivalent that is transferable under the European Union Emissions Trading Scheme ("EU ETS"). The EU ETS is a "cap and trade" emissions trading program established by the European Union in furtherance of the joint commitment of its member states under the Kyoto Protocol to reduce their greenhouse gas emissions. The Kyoto Protocol, which was adopted pursuant to the United Nations Framework Convention on Climate Change, seeks to achieve the stabilization of greenhouse gas concentrations in the atmosphere at a level that would prevent adverse effects on the world's climate system resulting from human activities. The developed countries that have ratified and are parties to the Kyoto Protocol have committed to adopt national policies and measures intended to return greenhouse gases generally to their 1990 levels. Each such party must meet its commitment over the 5-year period commencing January 1, 2008 and ending December 31, 2012.

        The Fund will accomplish its objectives through investments in long positions in ICE Futures ECX Carbon Financial Instrument Futures Contracts ("ECX CFI Futures Contracts") expiring in December. ECX CFI Futures Contracts have been developed by the European Climate Exchange (the "ECE") and are listed and admitted to trading on the London-based ICE Platform operated by ICE Futures. These contracts are standardized contractual instruments for futures on deliverable EUAs issued under the EU ETS. Each contract provides for delivery of 1,000 EUAs on a specified date at a specified price.

        The Fund may also invest in other EUA futures contracts expiring in December, including those that trade on other exchanges. If the EU ETS is extended beyond 2012, XShares Advisors LLC (the "Sponsor") will determine and publicly disclose by no later than September 30, 2012, whether it will extend the operation of the Fund beyond December 2012. The Fund will not be actively managed in the sense that it will not engage in activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of its portfolio of EUA futures contracts.

        XShares Advisors LLC, a Delaware limited liability company, will serve as the Sponsor of the Fund. The Sponsor was formed on March 15, 2006. The Sponsor will serve as the commodity pool operator of the Fund. The Sponsor registered as a commodity pool operator with the Commodity Futures Trading Commission (the "CFTC"), and is a member of the National Futures Association (the "NFA").

        On June 30, 2008 the Sponsor contributed seed capital to the Fund in the amount of $1,000. No shares were issued in connection with the Sponsor's initial capital contribution. The Sponsor's initial contribution of seed capital may be redeemed upon the sale of the initial creation basket.

        Environmental Capital Management, LLC, an Arizona limited liability company, will serve as the Fund's commodity trading advisor (the "CTA"), with primary responsibility for trading the Fund's futures contracts and overseeing its foreign currency hedging activities. Environmental Capital Management, LLC registered with the CFTC as a CTA, and is a member of the NFA in such capacity.

        The Fund will issue two classes of shares, Sponsor's Shares and Limited Shares. The Sponsor's capital contributions shall be represented by "Sponsor's Shares" and a Limited Owner's capital contributions shall be represented by "Limited Shares".

        The Fund will issue Limited Shares to authorized purchasers by offering creation baskets consisting of 100,000 Limited Shares ("Creation Baskets") through a marketing agent. The Fund will commence trading following acceptance of a subscription for an initial order for Baskets from an Authorized Participant, at $25.00 per Share ($2.5 million). After the initial order has been accepted and trading has commenced, the Fund will issue Shares in Baskets on a continuous basis, at a price equal to the Fund's cost of purchasing assets underlying such Baskets (excluding commissions costs), plus a pro-rata amount attributable to the excess of uninvested cash and accrued but unearned interest over accrued but unpaid expenses. In addition, the authorized purchasers will pay the Fund a transaction fee of $1,000 per Creation Basket for each order. Subsequent to the sale of the Initial Creation Basket, Limited Shares can be purchased or sold on a nationally recognized securities exchange in smaller increments. Limited Shares purchased or sold on a nationally recognized securities exchange will not be made at the NAV of the Fund but rather at the market prices quoted on such exchange.

NOTE 2. ACCOUNTING POLICIES

Revenue Recognition

        Futures contracts and forward currency contracts will be recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value as of the last business day of the year or as of the last date of the financial statements. Changes in unrealized gains or losses between periods and realized gains or losses on closed contracts will be reflected in the statement of operations. The Fund will earn interest on assets on deposit with the Fund's futures commission merchant and custodian.

Income Taxes

        The Fund will be taxable as a corporation for U.S. federal income tax purposes. Accordingly, it will be liable for U.S. federal income tax, and applicable state taxes, at the Fund level at the current corporate rate of 34% plus the applicable state and local tax rates. The imposition of such taxes will affect the computation of the Fund's NAV.

Redemptions

        Authorized purchasers may redeem Shares from the Fund only in blocks of 100,000 Shares called "Redemption Baskets". The amount of the redemption proceeds for a Redemption Basket will be equal to the proceeds from the liquidation of futures contracts underlying the Redemption Basket, plus a pro-rata amount attributable to the excess of uninvested cash and accrued but unearned interest over accrued but unpaid expenses. In addition, the authorized purchasers will pay the Fund a transaction fee of $1,000 per Redemption Basket for each order to redeem one or more Redemption Baskets.

Calculation of NAV

        The Fund will calculate its NAV on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of Shares issued and outstanding. The Fund will use the ICE Futures settlement price on that day to determine the value of contracts held on the ICE Futures exchange. The market value of all open futures contracts traded on any exchange other than ICE Futures will be based upon the settlement price for that particular futures contract traded on the applicable exchange on the trading date.

Use of Estimates

        Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund's application of these policies involves judgments and actual results may differ from the estimates used.

Recently Issued Accounting Pronouncements

        In July 2006, the FASB issued Interpretation No. 48 (FIN 48) entitled "Accounting For Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109." FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 was required for fiscal years beginning after December 15, 2006. However, on February 1, 2008, the FASB issued FASB Staff Position (FSP) FIN 48-2 entitled "Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises" (FSP FIN 48-2) which deferred the effective date of FIN 48, for nonpublic enterprises included within the scope of FSP FIN 48-2, to the annual financial statements for fiscal years beginning after December 15, 2007. The implementation of FIN 48 is not expected to have a material impact on the Fund's financial statements.

        In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements". This standard clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. As of December 31, 2007, the Company does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements. However, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain of the measurements reported in the statement of operations for a fiscal period.

NOTE 3. FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

Management Fee

        The Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the NAV of the Fund. The Management Fee will be paid in consideration of the Sponsor's services as commodity pool operator and for managing the business and affairs of the Fund. From the Management Fee, the Sponsor will pay the fees and expenses of the Trustee, the Administrator, the Distributor and the Commodity Trading Advisor, and certain ordinary expenses of the Fund, including computer services, legal and accounting fees and expenses, and printing, mailing and duplication costs.

Offering Costs and Ongoing Registration Fees

        Expenses incurred in connection with organizing the Fund and the initial offering of the Shares will be paid by the Sponsor. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund's trading operations will be paid by the Fund.

Brokerage Commissions and Fees

        The Fund will pay to NewEdge USA, LLC ("NewEdge"), which will serve as the Fund's Futures Commission Merchant (the "Commodity Broker"), all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities.

Extraordinary Fees and Expenses

        The Fund will pay all its extraordinary fees and expenses, if any, as determined by the Sponsor. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

NOTE 4. CONTRACTS AND AGREEMENTS

The Commodity Trading Advisor

        Environmental Capital Management, LLC will serve as the Fund's CTA, with primary responsibility for trading the Fund's futures contracts and overseeing its foreign currency hedging activities. Environmental Capital Management, LLC registered with the CFTC as a CTA, and is a member of the NFA in such capacity.

        For its services as the CTA, Environmental Capital Management, LLC will receive an initial fee of $25,000 and the greater of an annual minimum charge of $25,000 or an asset charge of 0.1% on the first $250 million of assets and 0.05% thereafter.

The Commodity Broker

        NewEdge will serve as the Commodity Broker to execute and clear the Fund's futures transactions and provide other brokerage-related services. New Edge may execute foreign exchange or other over the counter transactions with the Fund, as principal.

        A variety of executing brokers selected by the Sponsor may execute futures transactions on behalf of the Fund. The executing brokers will give-up all such transactions to NewEdge, which will serve as the Commodity Broker. On average, total charges paid to the Commodity Broker are expected to be less than $17.50 per round-turn trade.

The Administrator

        The Sponsor, on behalf of the Fund, has appointed Brown Brothers Harriman & Co. ("BBH&Co.") as the administrator of the Fund. The Sponsor, the Fund and BBH&Co. have entered into an Administrative Agency Agreement in connection therewith. Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. will prepare and file certain regulatory filings on behalf of the Fund. BBH&Co. may also perform other services for the Fund pursuant to the Administrative Agency Agreement as mutually agreed upon by the Sponsor, the Fund and BBH&Co. from time to time. BBH&Co. will also serve as the transfer agent of the Fund pursuant to the Administrative Agency Agreement.

The Custodian

        BBH&Co. will serve as custodian of the Fund, and the Sponsor, the Fund and BBH&Co. have entered into a Global Custody Agreement in connection therewith. Pursuant to the terms of the Global Custody Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Fund.

        For its services as both Administrator and Custodian to the Fund, the Sponsor will pay BBH&Co. the greater of an annual minimum charge of $175,000 or an asset charge of 0.08% on the first $1 billion of assets and 0.0615% thereafter.

The Trustee

        Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee's duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Declaration.

        The Trust Declaration provides that the Trustee is compensated by the Sponsor, and is indemnified by the Sponsor, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.

The Distributor

        The Sponsor, on behalf of the Fund, has appointed ALPS Distributors, Inc. ("ALPS") to assist the Sponsor and BBH&Co., in its capacity as the administrator, with certain functions and duties relating to the creation and redemption of blocks of 100,000 Shares ("Baskets"), including receiving and processing orders from authorized participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties.

        For its services as Distributor to the Fund, the Sponsor agrees to pay ALPS a fee in an amount to be agreed upon from time to time. ALPS will waive all fees for the first two years of the contract.

NOTE 5. FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

Market Risk

        The Fund will hold EUA futures contracts, as well as cash and short-term fixed income debt securities as a result of the inherent leverage in a futures position. Because of the limited diversification of the Fund's assets, fluctuations in the value of the underlying EUA futures contracts are expected to greatly affect the price of the Shares. The market risk to be associated with the Fund's commitments to purchase commodities will be the risk arising from changes in the market value of the contracts. The Fund is not designed to be leveraged. The NAV of the Fund is anticipated to correspond generally to the value of the Fund's long position in futures contracts.

        The futures contracts held by the Fund are "marked to market" on each day that the ECE is open for trading. Reductions or increases in the aggregate value of the futures contracts held by the Fund will result in corresponding reductions or increases in the NAV of the Fund.

        The Fund's exposure to market risk will be influenced by a number of factors, including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund's trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors' capital.

Credit Risk

        When the Fund enters into futures contracts, it is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Fund.

Currency Risk

        The Fund will enter into futures contracts that are denominated in euros while the Shares will be priced in dollars. As a result, the Fund will be exposed to currency risk. While the Fund expects to use forward currency contracts or options to hedge against this risk, there can be no assurance that such hedging transactions will be available or, even if undertaken, effective. In addition, changes in the value of the Fund's euro-dominated investments, such as its ECX CFI Futures Contracts, during a particular month are not hedged. Thus, the Fund is subject to foreign exchange risk on such changes in value. While hedging may provide protection against an adverse movement in currency exchange rates, it can also preclude the Fund from benefiting from a favorable movement in such exchange rates.

STATEMENT OF ADDITIONAL INFORMATION

AIRSHARES™ EU CARBON ALLOWANCES FUND

        Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 14.

        This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

        This statement of additional information and accompanying disclosure document are both dated November 4, 2008.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

GENERAL INFORMATION RELATING TO XSHARES ADVISORS LLC	SAI-3
THE FUTURES AND FORWARDS MARKETS	SAI-3
Futures Contracts	SAI-3
Hedges and Speculators	SAI-3
Futures Exchanges	SAI-3
Speculative Position Limits	SAI-4
Regulations	SAI-4
Margin	SAI-6

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GENERAL INFORMATION RELATING TO XSHARES ADVISORS LLC

        XShares Advisors LLC, or XShares, is a subsidiary of XShares Group, Inc., and is a registered investment advisor. XShares provides investment advisory services to Exchange Traded Funds. XShares also partners with major institutions and index providers seeking to bring innovative Exchange Traded Funds, or ETFs, to market using its administrative platform. In addition, XShares creates and licenses intellectual property for its ETFs. At present, XShares is focused on: (i) the development of ETFs organized by sector, geography, or financial/legal attribute (Vertical Investing); (ii) a private label ETF business; and (iii) a white label ETF business in which XShares facilitates the issuance of ETFs under an asset manager's existing brand name.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

        Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various commodities at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2007 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2007 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedges and Speculators

        The two broad classes of persons who trade futures interest contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

        Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Each futures contract has an associated "clearing house." Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party

SAI-3

to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

        Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See "The Risks You Face—Trades on foreign markets will not be subject to regulation by the CFTC, and as a result may not receive the same regulatory and legal protections afforded to participants in markets regulated by the CFTC."

Speculative Position Limits

        The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. Position limits do not apply generally to trading on foreign exchanges, including the ICE Futures See "The Risks You Face—Trades on foreign markets will not be subject to regulation by the CFTC, and as a result may not receive the same regulatory and legal protections afforded to participants in markets regulated by the CFTC."

Regulation

        Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

        The CEAct and the CFTC also regulate the activities of "commodity trading advisors" and "commodity pool operators" and the CFTC has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Sponsor) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Sponsor's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor. If the registration of the CTA as a commodity trading advisor were to be terminated, restricted or suspended, the CTA would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund is not registered with the CFTC in any capacity.

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        The CEAct requires all "futures commission merchants," such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

        The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

        Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

        Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Sponsor, the Commodity Broker and the CTA are members of the NFA (the Fund itself is not required to become a member of the NFA).

        The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. ICE Futures is regulated by the UK's Financial Services Authority, or FSA, and not the CFTC. Electronic trading in futures contracts on ICE Futures is permitted in many jurisdictions, including in the United States, through "no-action" relief from the local jurisdiction's regulatory requirements. In the United States, direct electronic access to trading in ICE Futures products is offered to U.S. persons based on a series of "no-action" letters from the CFTC.

        In the United Kingdom, ICE Futures is a recognized investment exchange (RIE) subject to regulation by the FSA, in accordance with the Financial Services and Markets Act 2000 (FSMA). In order to retain its status as an RIE, ICE Futures is required to dedicate sufficient resources to its regulatory functions and to meet various regulatory requirements relating to sufficiency of financial resources, adequacy of systems and controls and effectiveness of arrangements for monitoring and disciplining its members. Failure to comply with these requirements could subject ICE Futures to significant penalties, including de-recognition.

        The regulatory framework in relation to ICE Futures' status as an RIE is supplemented by a series of legislative provisions regulating the conduct of participants in the regulated market. Among other things, FSMA contains provisions making it an offense to engage in certain market behavior and prohibits market abuse through the misuse of information, the giving of false or misleading impressions or the creation of market distortions. Breaches of those provisions give rise to the risk of criminal or civil sanctions, including financial penalties.

        Currently, there is no consolidated approach to the regulation of commodity and commodity derivatives trading in the various jurisdictions within the EU. However, a series of Europe-wide initiatives will introduce a more harmonized approach to regulation in this area. In particular, the Market Abuse Directive (Directive 2003/06/EC) which came into force in October 2004 introduced a specific prohibition against insider dealing in commodity derivative products. Further, the Markets in Financial Instruments Directive (Directive 2004/39/EC), or MIFID, which will come into force in

SAI-5

November 2007, will introduce a harmonized approach to the licensing of services relating to commodity derivatives across the EU.

Margin

        "Initial" or "original" margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

        Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

        Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund's position. With respect to the Sponsor's trading, only the Sponsor, and not the Fund or its Shareholders personally, will be subject to margin calls.

SAI-6

Part II

Information Not Required in the Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

        The Fund shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Item 14.    Indemnification of Officers and Directors.

        Section 4.6 of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as an exhibit to this registration statement provides for the indemnification of the Sponsor. The Sponsor (including Covered Persons as provided under the Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, provided that (i) the Sponsor was acting on behalf of or performing services for the Fund, and has determined, in good faith, that such course of conduct was in the best interests of the Fund, and such liability or loss was not the result of negligence, misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Sponsor. The source of payments made in respect of indemnification under the Declaration of Trust and Trust Agreement shall be from assets of the Fund.

Item 15.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit No.	Description
4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*
4.2	Form of Authorized Participant Agreement*
5.1	Opinion of Potter Anderson & Corroon LLP as to legality*
10.1	Administration Agreement*
10.2	Global Custody Agreement*
10.3	Distribution and Services Agreement*
23.1	Consent of Spicer Jeffries LLP re: AirShares™ EU Carbon Allowances Fund financial statements*
23.2	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)*

*
Incorporated by reference to the Fund's Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-145448) filed on September 11, 2008.

Item 17.    Undertakings.

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Sponsor of the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, November 4, 2008.

AirSharesTM EU Carbon Allowances Fund
By:	XShares Advisors LLC, its Sponsor
By:	/s/ JOSEPH L. SCHOCKEN
	Name:	Joseph L. Schocken
	Title:	Chief Executive Officer
By:	/s/ DAVID W. JAFFIN
	Name:	David W. Jaffin
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Sponsor of the registrant in the capacities and on the date indicated.

XShares Advisors LLC,
Sponsor of Registrant

/s/ JOSEPH L. SCHOCKEN Name: Joseph L. Schocken	Chief Executive Officer	November 4, 2008
/s/ DAVID W. JAFFIN Name: David W. Jaffin	Chief Financial Officer	November 4, 2008

QuickLinks

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT
CERTAIN NOTICES
REGULATORY NOTICES
AirShares™ EU Carbon Allowances Fund TABLE OF CONTENTS
SUMMARY
Allocations Applicable to a Hypothetical Basket Creation on July 31, 2008
"Breakeven Table"
THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK THE RISKS YOU FACE
FORWARD-LOOKING STATEMENTS
DESCRIPTION OF THE KYOTO PROTOCOL AND THE EUROPEAN UNION'S EMISSIONS TRADING SCHEME
DESCRIPTION OF ECX CFI FUTURES CONTRACTS
INVESTMENT STRATEGY
Allocations Applicable to a Hypothetical Basket Creation on July 31, 2008
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
USE OF PROCEEDS
CHARGES AND EXPENSES
WHO MAY SUBSCRIBE
CREATION AND REDEMPTION OF SHARES
THE COMMODITY BROKER
CONFLICTS OF INTEREST
DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE AMENDED AND RESTATED TRUST DECLARATION; THE SPONSOR
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Table 1 Environmental Capital Management, LLC Other Trading Programs Not Open to the Public as of June 30, 2008
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS Table 2 Rates of Return for Environmental Capital Management LLIC's Chapel Street Program as of June 30, 2008
DISTRIBUTIONS
THE ADMINISTRATOR
THE CUSTODIAN
THE DISTRIBUTOR
THE SECURITIES DEPOSITARY; BOOK-ENTRY SYSTEM; GLOBAL SECURITY
SHARE SPLITS
U. S. FEDERAL INCOME TAX CONSEQUENCES
PURCHASES BY EMPLOYEE BENEFIT PLANS
PLAN OF DISTRIBUTION
LEGAL MATTERS
PATENT PENDING
STATEMENT OF FINANCIAL CONDITION OF THE FUND
WHERE YOU CAN FIND ADDITIONAL INFORMATION
PRIVACY POLICY OF THE SPONSOR
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STATEMENT OF FINANCIAL CONDITION as of July 31, 2008
NOTES TO STATEMENT OF FINANCIAL CONDITION OF THE FUND
AirShares™ EU CARBON ALLOWANCES FUND NOTES TO STATEMENT OF FINANCIAL CONDITION JULY 31, 2008
STATEMENT OF ADDITIONAL INFORMATION AIRSHARES™ EU CARBON ALLOWANCES FUND
PART TWO STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS
GENERAL INFORMATION RELATING TO XSHARES ADVISORS LLC
THE FUTURES AND FORWARD MARKETS
Part II
Information Not Required in the Prospectus
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Officers and Directors.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES